                                                                    EXHIBIT 10.5



                                  OFFICE LEASE


                            THE LANDMARK @ ONE MARKET
                            San Francisco, California




                              TMG\ONE MARKET, L.P.
                                       AND
                                CROSSMARKET, LLC


                                    LANDLORD

                                       and


                              DEL MONTE CORPORATION


                                     TENANT


                                 OCTOBER 7, 1999


*** - Indicates confidential information that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                                  OFFICE LEASE

                            THE LANDMARK @ ONE Market
                            San Francisco, California


                             BASIC LEASE INFORMATION


Lease Date:                  October 7, 1999

Landlord:                    TMG/ONE MARKET, L.P., A California limited
                             partnership and Crossmarket, LLC, a Nevada limited liability company

Tenant:                      DEL MONTE CORPORATION,
                             A New York corporation

Premises:                    101,298 square feet of Rentable Area located on the
                             3rd, 9th, 10th and 11th Floor(s) of the Building
                             (of which 17,000 square feet are located on the 3rd
                             Floor, 36,310 square feet are located on the 9th
                             Floor, 36,310 square feet are located on the 10th
                             Floor, and 11,678 square feet are located on the 11th Floor), as shown on the Floor Plan(s) attached to this Lease as Exhibit A. The Premises shall also include the storage area outlined on the Floor
                             Plan(s) and 3,500 square feet located in the basement of the Building (the "Storage Space"). The entire Building contains 345,748 square feet of Rentable Area.

Term:                        Commencing on the Possession Date (as defined in
                             Section 5.1 of Exhibit C attached to this Lease) and continuing until a date ten (10) years from the Commencement Date (the "Initial Term"), subject to two (2) options to extend the Term for periods of five (5) years each (the "Extended Terms").

Anticipated Possession Date: April 1, 2000

Commencement Date:           The later of: (i) October 1, 2000, or (ii) six (6)
                             months after the Possession Date.

Expiration Date:             The date ten (10) years after the Commencement
                             Date, or the last day of any Extended Term, if such Extended Term is properly exercised.

Base Rent:                   PERIOD OF TERM               AMOUNT
                             Commencement Date to
                             Fourth anniversary of
                             Commencement Date            $***/year (the "Initial Base Rent")

                             Fourth anniversary of
                             Commencement Date to
                             Eighth Anniversary of
                             Commencement Date            $***/year (the "Middle Base Rent")

                             Eighth anniversary of
                             Commencement Date to
                             End of Initial Term          $***/year (the "Final Base Rent")

                             Extended Terms:              The fair market rent for the
                                                          Premises as of the first day of each
                                                          Extended Term, as determined in
                                                          accordance with Section 3.2 of the
                                                          Lease

Base Year:                   The 2001 calendar year.

Tenant's
Percentage Share:            ***%

Permitted Use:               General office use

Security Deposit:            $***

Building Directory
Spaces:                      30

Tenant's Address:            1 Market Plaza
                             San Francisco, CA  94105

Landlord's Address:          100 Bush Street, Suite 2600
                             San Francisco, CA 94104

Brokers:

        Landlord's Broker:   CB Richard Ellis, Inc.

        Tenant's Broker:     Grubb & Ellis Company

Exhibits and Addenda:

        Exhibit A:    Floor Plan(s) of Premises
        Exhibit A-1:  Relocation Premises
        Exhibit A-2:  Annex Premises
        Exhibit B:    Legal Description of Land
        Exhibit C:    Work Letter
        Exhibit D:    Rules and Regulations of the Building
        Exhibit E:    Confirmation of Lease Term
        Exhibit F:    Janitorial Specifications
        Exhibit F-1:  Holidays
        Exhibit F-2:  Security
        Exhibit G:    Security Deposit Definitions and Chart
        Addenda:      None

The Basic Lease Information is incorporated into and made a part of the Lease. Each reference in the Lease to any Basic Lease Information shall mean the applicable information set forth above. In the event of any conflict between an item in the Basic Lease Information and the Lease, the Lease shall control.

                                  OFFICE LEASE


               THIS LEASE is made and entered into by and between Landlord and Tenant as of the Lease Date. Landlord and Tenant hereby agree as follows:

        1.  Definitions.

               1.1. Terms Defined. The following terms have the meanings set forth below. Certain other terms have the meanings set forth in the Basic Lease Information or elsewhere in this Lease.

                      Alterations: Alterations, additions or other improvements to the Premises made by or on behalf of Tenant (but not including Tenant's moveable trade fixtures, moveable items of personal property or the alterations, additions or other improvements, if any, made by or on behalf of Tenant during the initial improvement of the Premises pursuant to and governed by the provisions of the Work Letter attached hereto as Exhibit C).

                      Base Operating Expenses and Base Real Estate Taxes: The Operating Expenses and the Real Estate Taxes paid or incurred by Landlord in the Base Year.

                      Building: The office building consisting of an 11-story building located on the Land, commonly known as The Landmark @ One Market, One Market Street, San Francisco, California, and any additions to such Building.

                      Escalation Rent: Tenant's Percentage Share of the total dollar increase, if any, in Operating Expenses and in Real Estate Taxes, each as paid or incurred by Landlord in each calendar year, or part thereof, after the Base Year, over the amount of Base Operating Expenses and Base Real Estate Taxes. If the Building is less than ninety-five percent (95%) occupied during any part of any year (including the Base Year), Landlord shall make an appropriate adjustment of the variable components of Operating Expenses and Real Estate Taxes for that year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses and Real Estate Taxes that would have been incurred during such year if the Building had been ninety-five percent (95%) occupied during the entire year (and, if applicable, if the tenant improvements in the Building had been fully constructed and the Land, the Building, and all tenant improvements in the Building had been fully assessed for Real Estate Tax purposes). If the management fees for the Building for any year are calculated as a different percentage of gross revenue than in the Base Year, then the percentage used in the calculation of management fees in any such year shall be adjusted upward or downward to be identical to the percentage used during the Base Year. This amount shall be considered to have been the amount of Operating Expenses and Real Estate Taxes for that year. For purposes hereof, "variable components" include only those component expenses that are affected by variations in occupancy levels.

                      Impositions: Taxes, assessments, charges, excises and levies, business taxes, licenses, permits, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind at any time levied, assessed, charged or imposed by any federal, state or local entity, (i) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises, or the cost or value of any alterations, additions or other improvements to the Premises made by or on behalf of Tenant during the initial improvement of the Premises pursuant to and governed by the Work Letter and any subsequent Alterations; (ii) upon, or measured by, any Rent payable hereunder, including any gross receipts tax; (iii) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; or (iv) upon this Lease transaction, or any document to which Tenant is a party creating or transferring any interest or estate in the Premises. Impositions do not include Real Estate Taxes, franchise, transfer, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Imposition.

                      Land: The parcel of land described on Exhibit B attached to this Lease.

                      Operating Expenses: All costs of management, operation, maintenance and repair of the Building and the Land, including, but not limited to, the following: (i) salaries, wages, benefits and other payroll expenses of employees engaged in the operation, maintenance or repair of the Building; (ii) property management fees and expenses (not to exceed ***% of the gross revenue from the Building and the Land); (iii) rent (or rental value) and expenses for Landlord's and any property manager's offices in the Building; (iv) electricity, natural gas, water, waste disposal, sewer, heating, lighting, air conditioning and ventilating and other utilities; (v) janitorial, maintenance, security, life safety and other services, such as alarm service, window cleaning and elevator maintenance and uniforms for personnel providing services; (vi) repair and replacement, resurfacing or repaving of paved areas, sidewalks, curbs and gutters (except that any such work which constitutes a capital improvement shall be included in Operating Expenses in the manner provided in clause (xiv) below);
(vii) landscaping, ground keeping, management, operation, and maintenance and repair of all public, private and park areas adjacent to the Building; (viii) materials, supplies, tools and rental equipment; (ix) license, permit and inspection fees and costs; (x) insurance premiums and costs (including an imputed insurance premium if Landlord self-insures, or a proportionate share if Landlord insures under a "blanket" policy), and the deductible portion of any insured loss under Landlord's insurance; (xi) sales, use and excise taxes; (xii) legal, accounting and other professional services for the Building, including costs, fees and expenses of contesting the validity or applicability of any law, ordinance, rule, regulation or order relating to the Building; (xiii) depreciation on personal property, including exterior window draperies provided by Landlord and floor coverings in the Common Areas and other public portions of the Building, and/or rental costs of leased furniture, fixtures, and equipment; and (xiv) the cost of any capital improvements to the Building made at any time that are intended in Landlord's judgment as labor saving devices, or to reduce or eliminate other Operating Expenses or to effect other economies in the operation, maintenance, or management of the Building, or that are necessary or appropriate in Landlord's judgment for the health and safety of occupants of the Building, or that are required under any law, ordinance, rule, regulation or order which was not applicable to the Building as of the Possession Date, all amortized over such reasonable period as Landlord shall determine at an interest rate of ten percent (10%) per annum, or, if applicable, the rate paid by Landlord on funds borrowed for the purpose of constructing or installing such capital improvements. Operating Expenses shall not include: (A) Real Estate Taxes; (B) legal fees, brokers' commissions or other costs incurred in the negotiation, termination, or extension of leases or in proceedings involving a specific tenant; (C) depreciation, except as set forth above; (D) interest, amortization or other payments on loans to Landlord except as a component of amortization as set forth above; (E) the cost of capital improvements, except as set forth above; (F) except as provided in item (xiv) above, costs incurred in connection with the original construction of the Building or in connection with any major change in the Building, such as adding or deleting floors; (G) except as provided in item (xiv) above, costs of alterations or improvements, other than maintenance items to the Premises or the leased premises of other tenants;
(H) interest, principal, late charges, default fees, prepayment penalties or premiums on any debt owed by Landlord, including any mortgage debt; (i) costs of correcting defects in or inadequacy of the renovation of the Building; (J) expenses directly resulting from the gross negligence of the Landlord, its agents, servants or employees; (K) legal fees, space planners' fees, real estate brokers' leasing commissions and advertising expenses incurred in connection with the original development or original leasing of the Building or future leasing of the Building; (L) costs for which Landlord is fully reimbursed by any tenant or occupant of the Building or by insurance by its carrier or any tenant's carrier or by anyone else; (M) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (N) expenses of extraordinary services provided to other tenants in the Building which are made available to Tenant at cost or for which Tenant is separately charged; (O) costs associated with the operation of the business of the partnership which constitutes Landlord, as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be the issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs (including attorneys' fees and costs of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations respecting Landlord and/or the Building and/or the site upon which the Building is situated; (P) the wages and benefits of any employee who does not devote substantially all of his or her time to the Building unless such wages and benefits are prorated to reflect time spent on maintaining, securing, repairing, operating or managing the Building vis-a-vis time spent on matters unrelated to such activities; (Q) damages, costs, fees, fines, penalties and interest arising from a default by Landlord under any obligation to a third party; (R) amounts paid as ground rental by Landlord; (S) any costs or expenses incurred in connection with any portion of the ground floor, to the extent devoted to retail operation, unless such square footage is included in the Rentable Area computation for the Building; (T) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building; (U) costs paid to Landlord or to affiliates of Landlord for services in the Building to the extent the same materially exceed or would materially exceed the costs for such services if rendered by first class unaffiliated third parties on a competitive basis; (V) electric power costs for which any tenant directly contracts with the local public service company; (W) costs arising from Landlord's political or charitable contributions; (X) costs arising from latent defects in the Building or improvements installed by Landlord; (Y) costs, other than those incurred in ordinary maintenance, for sculpture, paintings or other objects of art; (Z) Landlord's general corporate overhead; (AA) all costs in connection with the ownership, operation and maintenance of any off-site garage facilities associated with the Building, and all costs in connection with the operation of any parking facilities in the Building except costs of all utilities (heating, ventilating, air cooling, if any, electricity, water, serer, elevators), for repairs and replacements and for steam cleaning; (BB) capital expenditures required solely by Landlord's failure to comply with laws in effect on the date Landlord executes this Lease; (CC) income, franchise taxes and dividends; (DD) capital expenditures to common areas on multi-tenant floors to the extent such expenditures are made solely to accommodate the tenants on such floors; and (EE) any loss actually suffered by Landlord as a result of an "Uninsured Casualty" (as hereinafter defined) (such loss being verified by the payment by Landlord to one or more third parties of such sum as part of the cost of repairing such damage to the Building or the Premises). As used in this Lease, the term "Uninsured Casualty" shall mean any of the following: (A) a risk that is not covered by Landlord's insurance, (B) a risk that would not be insured under the standard form of "All Risk" insurance policy that a commercially reasonable and prudent owner/manager of a first class office building in the vicinity of the Building would carry and maintain for such office building property, and (C) a risk for which Landlord's insurance deductibles are in excess of customary deductibles for other buildings in San Francisco comparable to the Building. Subject to the provisions of this definition, the determination of Operating Expenses shall be made by Landlord in accordance with generally accepted accounting principles and practices consistently applied.

                      Real Estate Taxes: All taxes, assessments and charges now or hereafter levied or assessed upon, or with respect to, the Building or any portion thereof, or any personal property of Landlord used in the operation thereof or located therein, or Landlord's interest in the Building or such personal property, by any federal, state or local entity, including: (i) all real property taxes and general and special assessments; (ii) charges, fees or assessments for transit, housing, day care, open space, art, police, fire or other governmental services or benefits to the Building; (iii) service payments in lieu of taxes; (iv) any tax, fee or excise on the use or occupancy of any part of the Building, or on rent for space in the Building; (v) any other tax, fee or excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes; and
(vi) reasonable fees and expenses, including those of consultants or attorneys, incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes. Real Estate Taxes do not include: (A) franchise, transfer, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Real Estate Tax;
(B) Impositions and all similar amounts payable by tenants of the Building under their leases; and (C) penalties, fines, interest or charges due for late payment of Real Estate Taxes by Landlord. If any Real Estate Taxes are payable, or may at the option of the taxpayer be paid, in installments, such Real Estate Taxes shall, together with any interest that would otherwise be payable with such installment, be deemed to have been paid in installments, amortized over the maximum time period allowed by applicable law.

                      Rent: Base Rent, Escalation Rent and all other additional charges and amounts payable by Tenant in accordance with this Lease.

                      Rentable Area: As to a floor leased entirely by Tenant, the sum of: (i) all areas within exterior permanent Building walls measured to the applicable portion of the glass surface of outer Building walls as specified in ANZI/BOMA 1996 Standards, including restrooms, janitor, telephone and electrical closets, mechanical areas, and columns and projections necessary to the Building, but excluding public stairs, elevator shafts and pipe shafts, plus
(ii) Tenant's pro rata share of building common areas as determined in accordance with ANZI/BOMA 1996 Standards. As to a floor only a portion of which is leased by Tenant, the aggregate of (i) the Leased Area (as defined below) of the portion of the floor occupied by Tenant, plus (ii) the result obtained by multiplying (1) the area of the Common Area (as defined below) on such floor by
(2) a fraction whose numerator is the Leased Area of Tenant's portion of the floor and whose denominator is the Leased Area of all tenant space on such floor, plus (iii) in the event that Landlord must enlarge or alter in any way, shape or fashion the Common Area to accommodate Tenant's Leased Area, the total additional Common Area space. For purposes hereof, "Leased Area" shall mean all floor area in a tenant space, measured to the inside glass surface of exterior Building walls, to the center of corridors and other permanent partitions, and to the center of partitions that separate tenant space from adjoining tenant spaces, without deduction for columns and projections necessary to the Building; and "Common Area" shall mean the total area on a floor consisting of restrooms, janitor, telephone and electrical closets, mechanical areas and public corridors providing access to tenant space on such floor, but excluding public stairs, elevator shafts and pipe shafts.

                      Tenant's Percentage Share: The percentage figure specified in the Basic Lease Information. Landlord and Tenant acknowledge that Tenant's Percentage Share has been obtained by dividing the Rentable Area of the Premises, as specified in the Basic Lease Information by the total Rentable Area of the Building, and multiplying such quotient by one hundred (100). In the event Tenant's Percentage Share is changed during a calendar year by reason of a change in the Rentable Area of the Premises or a change in the total Rentable Area of the Building, Tenant's Percentage Share shall thereafter mean the result obtained by dividing the then Rentable Area of the Premises by the then total Rentable Area of the Building and multiplying such quotient by one hundred
(100). For the purposes of determining Tenant's Percentage Share of Escalation Rent, Tenant's Percentage Share shall be determined on the basis of the number of days during such calendar year at each such Percentage Share.

                      Term: The period from the Possession Date to the Expiration Date.

                      Wattage Allowance: The product obtained by multiplying the Rentable Area of the Premises by 5 watts. "Lighting Wattage Allowance" means thirty-three percent (33%) of the Wattage Allowance.

               1.2. Effect of Certain Defined Terms. The parties acknowledge that the Rentable Area of the Premises and the Building have been finally determined by the parties as part of this Lease for all purposes, including the calculation of Tenant's Percentage Share and will not, except as otherwise provided in this Lease, be changed.

        2.  Lease of Premises.

               2.1. Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the non-exclusive right to use, in common with others, the lobbies, entrances, stairs, elevators, plazas, pedestrian walkways, restrooms, and other public portions of the Building, all subject to the terms, covenants and conditions set forth in this Lease. All the windows and exterior walls of the Premises, the terraces adjacent to the Premises, if any, and any space in the Premises used for shafts, columns, projections, stacks, pipes, conduits, ducts, electric utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of management, operation, maintenance and repairs, are reserved to Landlord.

               2.2. Relocation of Premises. At any time before February 15, 2000, Landlord shall have the right, in Landlord's sole discretion, upon providing Tenant thirty (30) days' written notice ("Relocation Notice"), to relocate the portion of the Premises outlined on Exhibit A-1 (the "Relocation Premises") to a new location either in the Building, in the building (the "Annex") adjacent to the Building (the "Annex Premises"), or partially in the Building and partially in adjacent space in the Annex. The Annex Premises are described on Exhibit A-2 attached to this Lease. If Landlord timely delivers a Relocation Notice to

Tenant, then Landlord shall concurrently deliver to Tenant the following: (i) if all or a portion of the Annex Premises are in the Annex, Landlord shall deliver to Tenant a lease (or sublease) (the "Annex Lease") between the owner (or master tenant) of the Annex (the "Annex Landlord") and Tenant with respect to the Annex Premises, (ii) an amendment to this Lease memorializing the deletion of the Relocation Premises from the Premises (the "Relocation Amendment"); provided, however, that if a portion of the Annex Premises is located in the Building, then the Relocation Amendment shall also memorialize the addition of such portion of the Annex Premises to the Premises. The Relocation Amendment shall provide the following: (i) the definition of the Premises shall be modified to exclude the Relocation Premises and to add any portion of the Annex Premises that is located in the Building, (ii) Tenant's Percentage Share shall be decreased to reflect the deletion of the Relocation Premises from the Premises and the addition of any portion of the Annex Premises that is located in the Building, (iii) the Construction Allowance shall be modified to reflect any change in the Rentable Area of the Premises, (iv) the Initial Base Rent shall be decreased by an amount equal to $*** (the "Initial Multiple") multiplied by any decrease in the Rentable Area of the Premises, (v) the Middle Base Rent shall be decreased by an amount equal to $*** (the "Middle Multiple") multiplied by any decrease in the Rentable Area of the Premises, (vi) the Final Base Rent shall be decreased by an amount equal to $*** (the "Final Multiple") multiplied by any decrease in the Rentable Area of the Premises, and (vii) Tenant's obligations under this Lease shall be cross-defaulted with the Annex Lease. The Annex Lease shall be on the same terms and conditions as this Lease, except as follows: (i) the premises under the Annex Lease shall be the portion of the Annex Premises in the Annex, (ii) the Annex Lease may be a sublease and contain appropriate reasonable provisions customarily contained in a sublease, (iii) Tenant's percentage share under the Annex Lease shall be the Rentable Area of the portion of the Annex Premises in the Annex divided by *** (iv) the construction allowance under the Annex Lease shall be $*** multiplied by the Rentable Area of the portion of the Annex Premises in the Annex, (v) the base rent under the Annex Lease during the period from the Commencement Date to Fourth anniversary of the Commencement Date shall be the Initial Multiple multiplied by the Rentable Area of the portion of the Annex Premises in the Annex, (vi) the base rent under the Annex Lease during the period from the Fourth Anniversary of the Commencement Date to Eighth anniversary of the Commencement Date shall be the Middle Multiple multiplied by the Rentable Area of the portion of the Annex Premises in the Annex, (vii) the base rent under the Annex Lease during the period from the Eighth anniversary of the Commencement Date to the end of the Initial Term shall be the Final Multiple multiplied by the Rentable Area of the portion of the Annex Premises in the Annex, (viii) the base rent under the Annex Lease during the Extended Term shall be the fair market rent for the Annex Premises as of the first day of each Extended Term, as determined in accordance with Section 3.2 of the Lease, (ix) the Annex Lease shall contain such other reasonable modifications deemed necessary by Landlord to reflect the different facilities and services that are inherent in the Annex (e.g., absence of elevators and restrooms), and (x) Tenant's obligations under the Annex Lease shall be cross-defaulted with this Lease. If Tenant fails to execute the Relocation Amendment or the Annex Lease within fifteen (15) days after receipt of the Relocation Amendment and the Annex Lease from Landlord, then Tenant shall be in default under this Lease and Landlord shall have the right to exercise all of its rights and remedies under this Lease.

        3.  Term; Condition and Acceptance of Premises.

               3.1 Initial Term and Acceptance of Premises. Except as hereinafter provided, and unless sooner terminated pursuant to the provisions of this Lease, the Term of this Lease shall commence on the Possession Date and end on the Expiration Date. Except as otherwise provided in the Tenant Improvement

Agreement attached to this Lease as Exhibit C (the "Work Letter"), Landlord shall deliver the Premises to Tenant on the Possession Date in the condition required under the Work Letter and this Lease. To the extent that (i) Landlord has agreed in the Work Letter to make any alterations or improvements to the Premises prior to the Possession Date, (ii) such alterations and improvements are completed prior to the Possession Date, and (iii) Tenant desires to take occupancy of the Premises in advance of the Possession Date, then Landlord shall deliver the Premises to Tenant in advance of the Possession Date on a date mutually agreed upon by Landlord and Tenant, and the Term of the Lease shall commence upon such delivery and the Commencement Date shall then be the later of
(i) October 1, 2000, or (ii) a date six (6) months after such delivery. If Landlord, for any reason whatsoever, cannot deliver the Premises to Tenant in the condition specified herein by the anticipated Possession Date, this Lease shall not be void or voidable, and Landlord shall not be in default or liable to Tenant for any loss or damage resulting therefrom; provided, however, that if the Possession Date does not occur on or before January 1, 2001, then Tenant shall have the right to terminate this Lease by delivering written notice to Landlord at any time before February 1, 2001. No delay in delivery of the Premises for any reason whatsoever shall operate to extend the Expiration Date or the Term. In the event that the Premises are delivered to Tenant on any date other than the anticipated Possession Date set forth in the Basic Lease Information of this Lease, Landlord and Tenant shall execute a Confirmation of Lease Term in the form as set forth in Exhibit E attached to this Lease. Tenant's occupancy of all or any portion of the Premises shall constitute Tenant's acceptance of the Premises in the condition called for by this Lease. Notwithstanding the foregoing, if the Possession Date occurs after September 1, 2000 as a result of events other than delays caused by the acts or omissions of Tenant, or Tenant's contractors, employees or agents ("Tenant Delays"), then the "Commencement Date" shall be a date calculated as follows: (i) 180 days after the Possession Date, plus (ii) the number of days by which the Possession Date exceeds September 1, 1999, minus (iii) the number of days of delay that Landlord is actually delayed in delivering the Premises to Tenant caused by Tenant Delays. Landlord shall use reasonable efforts to notify Tenant in writing of any suspected acts or omissions of Tenant, or Tenant's contractors, employees or agents, that Landlord believes may have caused, or is likely to cause, a Tenant Delay.

               3.2  Option to Extend.

                      3.2.1. Exercise of Option to Extend Term. If no "Suspension Condition" (as hereinafter defined) exists at the time of Tenant's exercise of an option to extend the Term or at the commencement of either Extended Term, as the case may be, Tenant shall have two (2) options (the "Extension Options" and each an "Extension Option") to extend the Initial Term for an additional period of five (5) years each (each an "Extended Term" and collectively, the "Extended Terms"). To exercise Tenant's option with respect to the Extended Terms, Tenant shall give notice to Landlord not less than twelve
(12) months prior to the expiration of the Initial Term or the first Extended Term, as the case may be ("Election Notice"). A "Suspension Condition" shall mean the existence of any event or condition of default after the expiration of any applicable grace, notice or cure periods. Tenant shall have no right to exercise the second Extension Option unless Tenant properly exercised the first Extension Option.

                      3.2.2. Fair Market Rent. If Tenant properly and timely exercises either of Tenant's Extension Options to Section 3.2.1 above, such Extended Terms shall be upon all of the same terms, covenants and conditions of this Lease; provided, however, that the Base Rent applicable to the Premises for the Extended Terms shall be one hundred percent (100%) of the "Fair Market Rent" for space comparable to the Premises as of the commencement of such Extended Term. "Fair Market Rent" shall mean the annual rental being charged for first class space comparable to the Premises in buildings comparable to the Building in the financial district of San Francisco, taking into account location, condition and improvements to the space. Tenant shall pay all leasing commissions and consulting fees payable in connection with such extensions, unless such leasing commissions or consulting fees arise solely out of a contractual relationship between Landlord and a broker or consultant. All other terms and conditions of the Lease, which may be amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the Extended Terms, except that:
(i) there shall be no further option to extend the Term beyond a date ten (10) years after the expiration of the Initial Term, (ii) there shall be no further rent concessions, and (iii) there shall be no Construction allowance, tenant improvement allowance or similar provisions.

                      3.2.3. Determination of Rent. Within forty-five (45) days after the date of the Election Notice, Landlord and Tenant shall negotiate in good faith in an attempt to determine Fair Market Rent for the applicable Extended Term. If they are unable to agree within said forty-five (45) day period, then the Fair Market Rent shall be determined as provided in Section
3.2.4 below.

                      3.2.4. Appraisal. If it becomes necessary to determine the Fair Market Rent for the Premises by appraisal, the real estate appraiser(s) indicated in this Section 3.2.4, each of whom shall be members of the American Institute of real Estate Appraisers and each of whom have at least five (5) years experience appraising office space located in the vicinity of the Premises, shall be appointed and shall act in accordance with the following procedures:

                      (i) If the parties are unable to agree on the Fair Market Rent within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding the appraisal ("Notifying Party"). Within ten (10) days following the Notifying Party's appraisal demand, the other party ("Non-Notifying Party") shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two (2) appraisers are selected, they shall select a third appropriately qualified appraiser. If the two (2) appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

                      (ii) If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Premises within fifteen (15) days following his or her selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent.

                      (iii) If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting, the appraisers shall attempt to determine the Fair Market Rent for the Premises as of the commencement date of the Extended Term in question by the agreement of at least two (2) of the appraisers.

                      (iv) If two (2) or more of the appraisers agree on the Fair Market Rent for the Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall forthwith notify both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Premises, each appraiser shall submit to Landlord and Tenant his or her respective independent appraisal of the Fair Market Rent for the Premises, in simple letter form, within twenty (20) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

                      (v) If only one (1) appraiser is selected, then each party shall pay one-half (1/2) of the fees and expenses of that appraiser. If three
(3) appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half (1/2) of the fees and expenses of the third appraiser.

                      3.2.5. Restriction on Assignment. The Extension Option shall be personal to Del Monte Corporation or any Related Entity (defined below), shall not be assignable or transferable, and shall terminate upon any assignment of this Lease or any sublease that results in Tenant retaining a portion of the Premises that is less than fifty percent (50%) of the Rentable Area of the original Premises.

                      3.2.6. Amendment to Lease. Immediately after the Fair Market Rent has been determined, the parties shall enter into an amendment to this Lease setting forth the Base Rent for the applicable Extended Term and the new Expiration Date of the Term of the Lease.

        4.  Rent.

               4.1. Obligation to Pay Base Rent. Tenant shall pay Base Rent to Landlord, in advance, in equal monthly installments, commencing on or before the Commencement Date, and thereafter on or before the first day of each calendar month during the Term. If the Commencement Date and/or Expiration Date is other than the first day of a calendar month, the installment of Base Rent for the first and/or last fractional month of the Term shall be prorated on a daily basis. On the Commencement Date, Tenant shall pay to Landlord the first month's Base Rent.

               4.2. Manner of Rent Payment. All Rent shall be paid by Tenant without notice, demand, abatement, deduction or offset, in lawful money of the United States of America, payable to Landlord, at Landlord's Address as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

               4.3. Additional Rent. All Rent not characterized as Base Rent or Escalation Rent shall constitute additional rent, and if payable to Landlord shall, unless otherwise specified in this Lease, be due and payable fifteen (15) days after Tenant's receipt of Landlord's invoice therefor.

               4.4. Late Payment of Rent; Interest. Tenant acknowledges that late payment by Tenant of any Rent will cause Landlord to incur administrative costs not contemplated by this Lease, the exact amount of which are extremely difficult and impracticable to ascertain based on the facts and circumstances pertaining as of the Lease Date. Accordingly, if any Rent is not paid by Tenant when due, Tenant shall pay to Landlord, with such Rent, a late charge equal to three percent (3%) of such Rent; provided, however, that the following additional provisions shall apply to such late charge: (i) the first late payment in any calendar year shall not result in any late charge payment unless such payment of Rent is not received within two (2) days after Landlord's delivery of written notice to Tenant, and
(ii) if there are more than two (2) late payments of Rent by Tenant in any calendar year, then the late charge for each subsequent late payment in such calendar year shall be five percent (5%). Any Rent, other than late charges, due Landlord under this Lease, if not paid when due, shall also bear interest from the date due until paid, at the rate of ten percent (10%) per annum or, if a higher rate is legally permissible, at the highest rate legally permitted. The parties acknowledge that such late charge and interest represent a fair and reasonable estimate of the administrative costs and loss of use of funds Landlord will incur by reason of a late Rent payment by Tenant, but Landlord's acceptance of such late charge and/or interest shall not constitute a waiver of Tenant's default with respect to such Rent or prevent Landlord from exercising any other rights and remedies provided under this Lease, at law or in equity.

        5. Calculation and Payments of Escalation Rent. During each full or partial calendar year of the Term subsequent to the Base Year, Tenant shall pay to Landlord Escalation Rent in accordance with the following procedures:

               5.1. Payment of Estimated Escalation Rent. During December of the Base Year and December of each subsequent calendar year, or as soon thereafter as practicable (and Landlord shall use reasonable efforts to provide such information on or before March 1 of each subsequent calendar year), Landlord shall give Tenant notice of its estimate of Escalation Rent due for the next ensuing calendar year. On or before the first day of each month during such next ensuing calendar year, Tenant shall pay to Landlord in advance, in addition to Base Rent, one-twelfth (1/12th) of such estimated Escalation Rent. In the event such notice is given after December 31st of any year during the Term, (i) Tenant shall continue to pay Escalation Rent on the basis of the prior calendar year's estimate until the month after such notice is given, (ii) subsequent payments by Tenant shall be based of the estimate of Escalation Rent set forth in Landlord's notice, and (iii) with the first monthly payment of Escalation Rent based on the estimate set forth in Landlord's notice, Tenant shall also pay the difference, if any, between the amount previously paid for such calendar year and the amount which Tenant would have paid through the month in which such notice is given, based on Landlord's noticed estimate or, in the alternative, if such amount previously paid by Tenant for such calendar year through the month in which such notice is given exceeds the amount which Tenant would have paid through such month based on Landlord's noticed estimate, Landlord shall credit such excess amount against the next monthly payments of Escalation Rent due from Tenant. If at any time Landlord reasonably determines that the Escalation Rent for the current calendar year will vary from Landlord's estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such calendar year, and subsequent payments by Tenant for such calendar year shall be based upon such revised estimate.

               5.2. Escalation Rent Statement and Adjustment. Within one hundred twenty (120) days after the close of each calendar year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of the actual Escalation Rent for such calendar year, accompanied by a statement prepared by Landlord showing in reasonable detail the Operating Expenses and the Real Estate Taxes comprising the actual Escalation Rent. If Landlord's statement shows that Tenant owes an amount less than the payments previously made by Tenant for such calendar year, Landlord shall credit the difference first against any sums then owed by Tenant to Landlord and then against the next payment or payments of Rent due Landlord, except that if a credit amount is due Tenant after termination of this Lease, Landlord shall pay to Tenant any excess remaining after Landlord credits such amount against any sums owed by Tenant to Landlord. If Landlord's statement shows that Tenant owes an amount more than the payments previously made by Tenant for such calendar year, Tenant shall pay the difference to Landlord within fifteen (15) days after delivery of the statement. Tenant shall have the right to inspect Landlord's books and records relating to the calculation of Operating Expenses and Real Estate Taxes, subject to the following limitations: (i) such inspection shall be conducted no more than one time per calendar year, (ii) such inspection shall be conducted within two (2) years after Tenant's receipt of Landlord's statement of Operating Expenses and Real Estate Taxes; (iii) subject to the following, such inspection may not be conducted by a person or entity whose compensation is in any way calculated based on the results of such audit; provided, however, that if such inspection is conducted by such person or entity, then Tenant shall pay to Landlord on demand all of Landlord's reasonable costs and expenses incurred in connection with such inspection; and (iv) such information shall be kept in the strictest confidence by Tenant and any other person or entity performing such inspection. If Tenant in good faith disputes the accuracy of any statement on the basis of any such inspection, such dispute must be alleged in reasonable detail in a written notice to Landlord within ninety (90) days following Tenant's completion of such inspection. If actual Operating Expenses or Real Estate Taxes are ultimately determined to have been overstated by Landlord for any calendar year, then Landlord shall within thirty (30) days thereafter refund to Tenant the applicable overpayment of Escalation Rent.

               5.3. Proration for Partial Year. If this Lease terminates other than on the last day of a calendar year (other than due to Tenant's default), the amount of Escalation Rent for such fractional calendar year shall be prorated on a daily basis. Upon such termination, Landlord may, at its option, calculate the adjustment in Escalation Rent prior to the time specified in
Section 5.2 above. Tenant's obligation to pay Escalation Rent, as set forth in Paragraph 5.2, above, shall survive the expiration or termination of this Lease.

        6. Impositions Payable by Tenant. Tenant shall pay all Impositions prior to delinquency. If billed directly to Tenant, then, subject to Tenant's right to contest such Impositions (upon the posting of a bond or other security reasonably satisfactory to Landlord), Tenant shall pay such Impositions and concurrently deliver to Landlord evidence of such payments. If any Impositions are billed to Landlord or included in bills to Landlord for Real Estate Taxes or other charges, then Tenant shall pay to Landlord all such amounts within fifteen
(15) days after delivery of Landlord's invoice therefor. If applicable law prohibits Tenant from reimbursing Landlord for an Imposition, but Landlord may lawfully increase the Base Rent to account for Landlord's payment of such Imposition, the Base Rent payable to Landlord shall be increased to net to Landlord the same return without reimbursement of such Imposition as would have been received by Landlord with reimbursement of such Imposition. Tenant's obligation to pay Impositions which have accrued and remain unpaid upon the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease.

        7.  Use of Premises.

               7.1. Permitted Use. The Premises shall be used solely for the Permitted Use and for no other use or purpose; provided, however, that Tenant shall also have the right to use a portion of the Premises not exceeding 500 square feet of Rentable Area of kitchen area for the operation of a test kitchen so long as

Tenant satisfies the following requirements: (i) Tenant obtains all required permits for such use, (ii) Tenant constructs, at Tenant's sole cost and expense, all venting and other capital improvements required for the use or operation of such test kitchen, (iii) Tenant ensures that no odors or fumes emanate from such test kitchen into the premises of any other tenant in the Building, and (iv) Tenant pays to Landlord one hundred percent (100%) of any increase in Landlord's insurance expenses arising out of such use.

               7.2. No Violation of Legal and Insurance Requirements. Tenant shall not do or permit to be done, or bring or keep or permit to be brought or kept, in or about the Premises, or any other portion of the Building, anything which (i) is prohibited by or will in any way conflict with any law, ordinance, rule or regulation; (ii) would invalidate or be in conflict with the provisions of any insurance policy carried by Landlord or Tenant on any portion of the Building or Premises, or any property therein; or (iii) would cause a cancellation of any such insurance, increase the existing rate of or affect any such Landlord's insurance, or subject Landlord to any liability or responsibility for injury to any person or property. If Tenant does or permits anything to be done which increases the cost of any of Landlord's insurance, or which results in the need, in Landlord's reasonable judgment, for additional insurance by Landlord or Tenant with respect to any portion of the Building or Premises, then Tenant shall reimburse Landlord, upon demand, for any such additional costs or the costs of such additional insurance, and/or procure such additional insurance at Tenant's sole cost and expense. Exercise by Landlord of such right to require reimbursement of additional costs (including the costs of procuring of additional insurance) shall not limit or preclude Landlord from prohibiting Tenant's impermissible use of the Premises or from invoking any other right or remedy available to Landlord under this Lease.

               7.3. Compliance with Legal, Insurance and Life Safety Requirements. Except as provided in clauses (i) through (iii) below, Tenant, at its cost and expense, shall promptly comply with all laws, ordinances, rules, regulations, orders and other governmental requirements, the requirements of any board of fire underwriters or other similar body, any directive or occupancy certificate issued pursuant to any law by any public officer or officers, the provisions of all recorded documents affecting any portion of the Building and all life safety programs, procedures and rules implemented or promulgated by Landlord ("Laws"). Tenant shall not, however, be required to comply with Laws requiring Tenant to make structural changes to the Premises unless necessitated, in whole or in part, by (i) Tenant's special use or occupancy of, or business conducted in, the Premises, (ii) any acts or omissions of Tenant, its employees, agents, contractors, invitees or licensees, or (iii) Alterations (including any alterations, additions or other improvements to the Premises made by or on behalf of Tenant during the initial improvement of the Premises pursuant to the Work Letter, but excluding any structural changes which are part of Landlord's Work under the Work Letter, but excluding any structural changes which are part of Landlord's Work under the Work Letter).

               7.4. No Nuisance. Tenant shall not (i) do or permit anything to be done in or about the Premises, or any other portion of the Building, which would injure or annoy, or obstruct or interfere with the rights of, Landlord or other occupants of the Building, or others lawfully in or about the Building;
(ii) use or allow the Premises to be used in any manner inappropriate for a Class A office building, or for any improper or objectionable purposes; or (iii) cause, maintain or permit any nuisance or waste in, on or about the Premises, or any other portion of the Building.

               7.5. Hazardous Substances. The term "hazardous substances" as used in the Lease, is defined as follows:

        Any element, compound, mixture, solution, particle or substance, which presents danger or potential danger of damage or injury to health, welfare or to the environment including, but not limited to: (i) those substances which are inherently or potentially radioactive, explosive, ignitable, corrosive, reactive, carcinogenic or toxic and (ii) those substances which have been recognized as dangerous or potentially dangerous to health, welfare or to the environment by any federal, municipal, state, county or other governmental or quasi-governmental authority and/or any department or agency thereof.

        Tenant represents and warrants to Landlord and agrees that at all times during the term of this Lease and any extensions or renewals thereof, Tenant shall:

               (i) promptly comply at Tenant's sole cost and expense, with all laws, orders, rules, regulations, certificates of occupancy, or other requirements, as the same now exist or may hereafter be enacted, amended or promulgated, of any federal, municipal, state, county or other governmental or quasi-governmental authorities and/or any department or agency thereof relating to the manufacturing, processing, distributing, using, producing, treating, storing (above or below ground level), disposing or allowing to be present (the "Environmental Activity") of hazardous substances in or about the Premises (each, a "Law", and all of them, "Laws"), to the extent Tenant is responsible for the presence of such hazardous substances.

               (ii) indemnify and hold Landlord, its agents and employees, harmless from any and all demands, claims, causes of action, penalties, liabilities, judgments, damages (including consequential damages) and expenses including, without limitation, court costs and reasonable attorneys' fees incurred by Landlord as a result of (a) Tenant's failure or delay in properly complying with any Law as required by item (i) above, or (b) any adverse effect which results from the Environmental Activity, whether Tenant or Tenant's subtenants or any of their respective agents, employees, contractors or invitees, with or without Tenant's consent has caused, either intentionally or unintentionally, such Environmental Activity. If any action or proceeding is brought against Landlord, its agents or employees by reason of any such claim, Tenant, upon notice from Landlord, will defend such claim at Tenant's expense with counsel reasonably satisfactory to Landlord. This indemnity obligation by Tenant of Landlord will survive the expiration or earlier termination of this Lease.

               (iii) promptly disclose to Landlord by delivering, in the manner prescribed for delivery of notice in this Lease, a copy of any forms, submissions, notices, reports, or other written documentation (each, a "Communication") relating to any Environmental Activity, whether any such Communication is delivered to Tenant or any of its subtenants or is requested of Tenant or any of its subtenants by any federal, municipal, state, county or other government or quasi-governmental authority and/or any department or agency thereof.

               (iv) in the event there is a release of any hazardous substance as a result of or in connection with any Environmental Activity by Tenant or any of Tenant's subtenants or any of their respective agents, employees, contractors or invitees, which must be remediated under any Law, Landlord shall perform the necessary remediation; and Tenant shall reimburse Landlord for all costs thereby incurred within fifteen (15) days after delivery of a written demand therefor from Landlord (which shall be accompanied by reasonable substantiation of such costs). In the alternative, Landlord shall have the right to require Tenant, at its sole cost and expense, to perform the necessary remediation in accordance with a detailed plan of remediation which shall have been approved in advance in writing by Landlord. Landlord shall give notice to Tenant within thirty (30) days after Landlord receives notice or obtains knowledge of the required remediation. The rights and obligations of Landlord and Tenant set forth in this subparagraph (iv) shall survive the expiration or earlier termination of this Lease.

               (v) notwithstanding any other provisions of this Lease, allow Landlord, and any authorized representative of Landlord, access and the right to enter and inspect the Premises for Environmental Activity, at any time deemed reasonable by Landlord, without prior notice to Tenant.

        Compliance by Tenant with any provision of this Section 7.5 shall not be deemed a waiver of any other provision of this Lease. Without limiting the foregoing, Landlord's consent to any Environmental Activity shall not relieve Tenant of its indemnity obligations under the terms hereof.

               7.6. Special Provisions Relating to The Americans With Disabilities Act of 1990.

                      7.6.1. Allocation of Responsibility to Landlord. Subject to the provisions of the second sentence of Section 10.2 of this Lease, as between Landlord and Tenant, Landlord shall be responsible that the public entrances, stairways, corridors, restrooms, elevators and elevator lobbies and other public areas in the Building comply with the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq., The Provisions Governing Public Accommodations and Services Operated by Private Entities), and all regulations promulgated thereunder, and all amendments, revisions or modifications thereto now or hereafter adopted or in effect in connection therewith (hereinafter collectively referred to as the "ADA"), and to take such actions and make such alterations and improvements as are necessary for such compliance. As of the Commencement Date, Landlord shall cause such portions of the Building to so comply with ADA. All costs incurred by Landlord in discharging its responsibilities under this Section 7.6.1 shall be included in Operating Expenses as provided in Section 1.1, except to the extent such costs relate to violations of ADA laws which occurred before the Commencement Date.

                      7.6.2. Allocation of Responsibility to Tenant. As between Landlord and Tenant, Tenant, at its sole cost and expense, shall be responsible that the Premises (other than the restrooms constructed by Landlord in the Premises), all Alterations to the Premises, Tenant's use and occupancy of the Premises, and Tenant's performance of its obligations under this Lease, comply with the requirements of the ADA, and to take such actions and make such Alterations as are necessary for such compliance; provided, however, that Tenant shall not make any such Alterations except upon Landlord's prior written consent pursuant to the terms and conditions of this Lease. Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any claim, demand, cause of action, obligation, liability, loss, cost or expense (including reasonable attorneys' fees) which may be asserted against or incurred by Landlord as a result of Tenant's failure in any respect to comply with its obligations set forth in this Section 7.6.2. Tenant's indemnity obligations set forth in the immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

                      7.6.3. General. Notwithstanding anything in this Lease to the contrary, no act or omission of Landlord, including any approval, consent or acceptance by Landlord or Landlord's agents, employees or other representatives, shall be deemed an agreement, acknowledgment, warranty, or other representation by Landlord that Tenant has complied with the ADA or that any action, alteration or improvement by Tenant complies or will comply with the ADA or constitutes a waiver by Landlord of Tenant's obligations to comply with the ADA under this Lease or otherwise. Any failure of Landlord to comply with the obligations of the ADA shall not relieve Tenant from any obligations under this Lease or constitute or be construed as a constructive or other eviction of Tenant or disturbance of Tenant's use and possession of the Premises.

        8.  Building Services.

               8.1. Maintenance of Building. Landlord shall maintain the Building (other than the Premises and the premises of other tenants of the Building) in good order and condition, except for ordinary wear and tear, damage by casualty or condemnation, or damage occasioned by the act or omission of Tenant or Tenant's employees, agents, contractors, licensees or invitees, which damage shall be repaired by Landlord at Tenant's expense. Landlord's maintenance of, and provision of services to, the Building shall be performed in a manner consistent with that of comparable Class A office buildings in the San Francisco, California area. Landlord shall have the right in connection with its maintenance of the Building hereunder (i) to change the arrangement and/or location of any amenity, installation or improvement in the public entrances, stairways, corridors, elevators and elevator lobbies, and other public areas in the Building, and (ii) to utilize portions of the public areas in the Building from time to time for entertainment, displays, product shows, leasing of kiosks or such other uses that in Landlord's reasonable judgment tend to attract the public, so long as such uses do not materially interfere with or impair Tenant's access to or use or occupancy of the Premises. Landlord shall not be in default under this Lease or liable for any damages directly or indirectly resulting from or incidental to, nor shall the rental reserved in this Lease be abated by reason of, Landlord's failure to make any repair or to perform any maintenance required to be made or performed by Landlord under this Section 8.1, unless such failure shall persist for an unreasonable time after written notice of the need for such repair or maintenance is given to Landlord by Tenant.

               8.2. Building Standard Services. Landlord shall cause to be furnished to Tenant: (i) tepid and cold water to those points of supply and in volumes provided for general use of tenants in the Building; (ii) electricity up to the Wattage Allowance for lighting and the operation of electrically powered office equipment; (iii) heat, ventilation and air conditioning to the extent reasonably required for the comfortable occupancy by Tenant of the Premises during the period from 8:00 a.m. to 6:00 p.m. on weekdays (except Building holidays determined by Landlord), or such shorter period as may be prescribed by any applicable policies, regulations or guidelines adopted by any federal, state or local governmental or quasi-governmental entities or utility suppliers; (iv) passenger elevator service; (v) freight elevator service subject to then applicable Building standard procedures and scheduling; (vi) lighting replacement for Building standard lights; (vii) restroom supplies; (viii) window washing as determined by Landlord (which shall not be less than 2 times per year for the exterior portions of Building windows, and 2 times per year for the interior portions of Building windows); (ix) janitor service on a five (5) day per week basis (excluding Building holidays), except for portions of the Premises used for preparing or consuming food or beverages (such janitorial services to include the services described on Exhibit F attached to this Lease); and (x) security if and to the extent deemed appropriate by Landlord for the Building (but not less than as set forth on Exhibit F-2 attached to this Lease) (but not individually for Tenant or the Premises - provided that Tenant shall have the right to install its own security service in the Premises), except that Landlord shall not be liable in any manner for acts of others, criminal or otherwise, or for any direct, consequential or other loss, damage, death or injury related to any interruption, discontinuance, malfunction, circumvention or failure of such security service. Landlord may establish in the Premises or other portions of the Building such measures as are required by laws, ordinances, rules or regulations or as it deems necessary or appropriate to conserve energy, including automatic switching of lights and/or more efficient forms of lighting. Security personnel shall be on duty 24 hours/day seven days/week during the Term. The initial Building holidays are described on Exhibit F-1 attached to this Lease.

               8.3. Interruption or Unavailability of Services. Rent shall not abate, no constructive or other eviction shall be construed to have occurred, Tenant shall not be relieved from any of its obligations under this Lease, and Landlord shall not be in default hereunder or liable for any damages directly or indirectly resulting from, the failure of Landlord to furnish, or delay in furnishing, any maintenance or services under this Article 8 as a result of repairs, alterations, improvements or any circumstances beyond Landlord's reasonable control. Landlord shall use reasonable diligence to remedy any failure or interruption in the furnishing of such maintenance or services. Notwithstanding anything set forth in this Lease to the contrary, if such interruption or unavailability of services continues for more than thirty (30) consecutive days and such interruption or unavailability prevents Tenant from using the Premises, then commencing upon the expiration of such thirty (30) day period, Rent shall abate until beneficial use of the Premises is restored.

               8.4. Tenant's Use of Excess Electricity and Water. Tenant shall not, without Landlord's prior consent, given or withheld in Landlord's sole discretion, (i) install in the Premises (A) lighting, the aggregate average daily power usage of which exceeds the Lighting Wattage Allowance, or lighting and equipment, the aggregate average daily power usage of which exceeds the Wattage Allowance, or which requires a voltage other than 110 volts single-phase, (B) heat generating equipment or lighting other than lights deemed standard for the Building, or (C) supplementary air conditioning facilities, or
(ii) permit occupancy levels in excess of one person per two hundred fifty (250) feet of Rentable Area. If, pursuant to this Section 8.4, heat-generating equipment or lighting other than Building standard lights are installed or used in the Premises, or occupancy levels are greater than set forth above, or if the Premises or fixtures therein are reconfigured by Alterations, and such equipment, lighting, occupancy levels or Premises reconfiguration affects the temperature otherwise maintained by the Building air conditioning system, or if equipment is installed in the Premises which requires a separate temperature-controlled room, Landlord may, at Landlord's election after notice to Tenant or upon Tenant's request, install supplementary air conditioning facilities in the Premises, or otherwise modify the ventilating and air conditioning serving the Premises, in order to maintain the temperature otherwise maintained by the Building air conditioning system or to serve such separate temperature-controlled room. Tenant shall pay the cost of any transformers, additional risers, panel boards and other facilities if, when and to the extent required to furnish power for, and all maintenance and service costs of, any supplementary air conditioning facilities or modified ventilating and air conditioning, or for lighting and/or equipment the power usage of which exceeds the standards set forth in this Section 8.4. The capital, maintenance and service costs of such facilities and modifications shall be paid by Tenant as Rent. Landlord, at its election and at Tenant's expense, may also install and maintain an electric current meter or water meter (together with all necessary wiring and related equipment) at the Premises to measure the power and/or water usage of such lighting, equipment or ventilation and air conditioning equipment, or may otherwise cause such usage to be measured by reasonable methods.

               8.5. Provision of Additional Services. If Tenant desires services in additional amounts or at different times than set forth in Section 8.2 above, or any other services that are not provided for in this Lease, Tenant shall make a request for such services to Landlord with such advance notice as Landlord may reasonably require. If Landlord provides such services to Tenant, Tenant shall pay Landlord's charges for such services within fifteen (15) days after Tenant's receipt of Landlord's invoice; provided, however, that Landlord hereby agrees that upon Tenant's written request Landlord shall provide HVAC service to the Premises 24 hours per day during the Term so long as Tenant pays Landlord's charges for such services in accordance with this Section 8.5, which charges Landlord currently estimates for a traditionally improved floor to be approximately $225/hour/floor of the Premises.

        9. Maintenance of Premises. Tenant shall, at all times during the Term, at Tenant's cost and expense, keep the Premises in good condition and repair, except for ordinary wear and tear and damage by casualty or condemnation. Except as may be specifically set forth in this Lease (including the Work Letter), Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises, or any part thereof, or any obligation respecting the condition, maintenance and repair of the Premises or any other portion of the Building. Tenant hereby waives all rights, including those provided in California Civil Code Section 1941 or any successor statute, to make repairs which are Landlord's obligation under this Lease at the expense of Landlord or to receive any setoff or abatement of Rent or in lieu thereof to vacate the Premises or terminate this Lease.

        10.  Alterations to Premises.

               10.1. Landlord Consent; Procedure. Tenant shall not make or permit to be made any Alterations without Landlord's prior consent, which consent may be granted or withheld in Landlord's reasonable discretion; no consent shall be required for non-structural Alterations which do not require a building permit and which, in the aggregate, cost less than $25,000.00 to construct.. Any Alterations to which Landlord has consented shall be made in accordance with procedures as then established by Landlord and the provisions of this Article 10. Tenant shall provide Landlord with written notice of the commencement of all Alterations, within five (5) days before the commencement of such Alterations.

               10.2. General Requirements. All Alterations shall be made at Tenant's cost and expense. Tenant shall be solely responsible for compliance with applicable laws, ordinances, rules and regulations in connection with all Alterations. Without limiting the foregoing or any other provisions of this Lease, if any applicable law, ordinance, rule or regulation provides that any Alteration by Tenant will result in the requirement of the performance of any other work, repair, capital improvement or other expenditure with respect to any portion of the Building (including in the premises of other tenants), then Tenant shall be solely responsible, at Tenant's sole cost and expense, to perform such work, repair or capital improvement, or to pay such expenditure. Tenant shall be responsible for the cost of any additional alterations required by applicable laws, ordinances, rules and regulations to be made by Landlord to any portion of the Building as a result of Alterations. Tenant shall promptly commence or cause the commencement of construction of all Alterations and complete or cause completion of the same with due diligence as soon as possible after commencement in order to cause the least disruption to Building operations and occupants and to continue

Tenant's business in the Premises. In connection with installing or removing Alterations, Tenant shall pay to Landlord on demand Landlord's reasonable actual costs incurred in connection with the administration by Landlord (or its agent) of the construction, installation or removal of Alterations, and restoration of the Premises to their previous condition.

               10.3. Removal of Alterations. If Landlord has not consented to an Alteration (for which such consent is required), Tenant shall, prior to the expiration of the Term or termination of this Lease, remove such Alteration at Tenant's cost and expense and restore the Premises to the condition existing prior to the installation of such Alteration. If Tenant fails so to do, then Landlord may remove such Alteration and perform such restoration and Tenant shall reimburse Landlord for Landlord's cost and expense incurred to perform such removal and restoration (which obligation of Tenant shall survive the expiration or earlier termination of this Lease). Tenant shall repair at its cost and expense all damage to the Premises or the Building caused by the removal of any Alteration. Subject to the foregoing provisions regarding removal, all Alterations (including any above Building standard improvements to the Premises) shall be Landlord's property and from and after the expiration or earlier termination of this Lease shall remain on the Premises without compensation to Tenant.

        11. Liens. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed or obligations incurred by or for, or materials furnished to, Tenant pursuant to this Lease or otherwise. Landlord shall have the right to post and keep posted on the Premises any notices required by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens and to take any other action at the expense of Tenant that Landlord deems necessary or appropriate to prevent, remove or discharge such liens. Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any claim, demand, cause of action, obligation, liability, loss, cost or expense (including reasonable attorneys' fees) which may be asserted against or incurred by Landlord as a result of Tenant's failure to comply with the foregoing obligation (which indemnity obligation shall survive the expiration or earlier termination of this Lease).

        12.  Damage or Destruction.

               12.1. Obligation to Repair. Except as otherwise provided in this
Article 12, if the Premises, or any other portion of the Building necessary for Tenant's use and occupancy of the Premises, are damaged or destroyed by fire or other casualty, Landlord shall, within thirty (30) days after such event, notify Tenant of the estimated time, in Landlord's reasonable judgment, required to repair such damage or destruction. If Landlord's estimate of time is less than one hundred eighty (180) days after the date that Landlord obtains the required building permits for the repair of such damage or destruction, then (i) Landlord shall proceed with all due diligence to repair the Premises, and/or the portion of the Building necessary for Tenant's use and occupancy of the Premises, to substantially the condition existing immediately before such damage or destruction, as permitted by and subject to then applicable laws, ordinances, rules and regulations; (ii) this Lease shall remain in full force and effect; and (iii) to the extent such damage or destruction did not result from the negligence or willful act or omission of Tenant or Tenant's subtenants or any of their respective employees, agents, contractors, invitees or licensees, Base Rent shall abate for such part of the Premises rendered unusable by Tenant, in Tenant's reasonable, good faith judgment, in the conduct of its business during the time such part is so unusable, in the proportion that the Rentable Area contained in the unusable part of the Premises bears to the total Rentable Area of the Premises.

               12.2. Landlord's Election. If Landlord determines that the necessary repairs cannot be completed within one hundred eighty (180) days after the date that Landlord obtains the required building permits for the repair of such damage or destruction, or if such damage or destruction arises from causes not covered by Landlord's insurance policy then in force, and would cost in the aggregate more than $*** to repair, Landlord may elect, in its notice to Tenant pursuant to Section 12.1, to (i) terminate this Lease or (ii) repair the Premises or the portion of the Building necessary for Tenant's use and occupancy of the Premises pursuant to the applicable provisions of Section 12.1 above. If Landlord terminates this Lease, then this Lease shall terminate as of the date of occurrence of the damage or destruction.

               12.3. Cost of Repairs. Landlord shall pay the cost for repair of the Building and all improvements in the Premises, other than any Alterations. Tenant shall pay the costs to repair all Alterations (but Landlord shall make available to Tenant for such purpose any insurance proceeds received by Landlord for such purpose under Landlord's insurance policy then in force). Tenant shall also replace or repair, at Tenant's cost and expense, Tenant's movable furniture, equipment, trade fixtures and other personal property in the Premises which Tenant shall be responsible for insuring during the Term of this Lease.

               12.4. Damage at End of Term. Notwithstanding anything to the contrary contained in this Article 12, if the Premises, or any other portion thereof or of the Building, are materially damaged or destroyed by fire or other casualty within the last twelve (12) months of the Term, then Landlord shall have the right, in its sole discretion, to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such event. Such termination shall be effective on the date specified in Landlord's notice to Tenant, but in no event later than the end of such 90-day period. For purposes hereof, the Premises or other portion of the Building shall be deemed to be materially damaged if such damage costs more than $*** to repair. Notwithstanding the foregoing, if Landlord seeks to terminate the Lease in circumstances where the Premises were not affected by any such damage or destruction, Landlord may do so only if Landlord is terminating all other office leases in the Building on account thereof.

               12.5. Waiver of Statutes. The respective rights and obligations of Landlord and Tenant in the event of any damage to or destruction of the Premises, or any other portion of the Building, are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Civil Code Sections 1932(2) and 1933(4) providing for the termination of a lease upon destruction of the leased property.

        13.  Eminent Domain.

               13.1. Effect of Taking. Except as otherwise provided in this
Article 13, if all or any part of the Premises is taken as a result of the exercise of the power of eminent domain or condemned for any public or quasi-public purpose, or if any transfer is made in avoidance of such exercise of the power of eminent domain (collectively, "taken" or a "taking"), this Lease shall terminate as to the part of the Premises so taken as of the effective date of such taking. On a taking of a portion of the Premises, Landlord and Tenant shall each have the right to terminate this Lease by notice to the other given within thirty (30) days after the effective date of such taking, if the portion of the Premises taken is of such extent and nature so as to materially impair Tenant's business use of the balance of the Premises, as reasonably determined by the party giving such notice. Such termination shall be operative as of the effective date of the taking. Landlord may also terminate this Lease on a taking of any other portion of the Building if Landlord reasonably determines that such taking is of such extent and nature as to render the operation of the remaining Building economically infeasible or to require a substantial alteration or reconstruction of such remaining portion. Landlord shall elect such termination by notice to Tenant given within thirty
(30) days after the effective date of such taking, and such termination shall be operative as of the effective date of such taking. Upon a taking of the Premises which does not result in a termination of this Lease, the Base Rent shall thereafter be reduced as of the effective date of such taking in the proportion that the Rentable Area of the Premises so taken bears to the total Rentable Area of the Premises.

               13.2. Condemnation Proceeds. Except as hereinafter provided, in the event of any taking, Landlord shall have the right to all compensation, damages, income, rent or awards made with respect thereto (collectively an "award"), including any award for the value of the leasehold estate created by this Lease. No award to Landlord shall be apportioned and, subject to Tenant's rights hereinafter specified, Tenant hereby assigns to Landlord any right of Tenant in any award made for any taking. So long as such claim will not reduce any award otherwise payable to Landlord under this Section 13.2, Tenant may seek to recover, at its cost and expense, as a separate claim, any damages or awards payable on a taking of the Premises to compensate for the unamortized cost paid by Tenant for the alterations, additions or improvements, if any, made by or on behalf of Tenant during the initial improvement of the Premises pursuant to the Work Letter and for any Alterations, or for Tenant's personal property taken, or for interference with or interruption of Tenant's business (including goodwill), or for Tenant's removal and relocation expenses.

               13.3. Restoration of Premises. On a taking of the Premises which does not result in a termination of this Lease, Landlord and Tenant shall restore the Premises as nearly as possible to the condition they were in prior to the taking in accordance with the applicable provisions and allocation of responsibility for repair and restoration of the Premises on damage or destruction pursuant to Article 12 above, and both parties shall use any awards received by such party attributable to the Premises for such purpose.

               13.4. Tenant Waiver. The rights and obligations of Landlord and Tenant on any taking of the Premises or any other material portion of the Building are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Code of Civil Procedure Sections 1265.120 and 1265.130, or any similar successor statute.

        14.  Insurance.

               14.1. Liability Insurance. Landlord, with respect to the Building, and Tenant, at its cost and expense with respect to the Premises, shall each maintain or cause to be maintained, from the Lease Date and throughout the Term, a policy or policies of Commercial General Liability insurance with limits of liability not less than Five Million Dollars ($5,000,000.00) per occurrence and in the aggregate. Each policy shall contain coverage for blanket contractual liability, personal injury liability, and premises operations, coverage deleting liquor liability exclusions and, as to Tenant's insurance, fire legal liability. Landlord shall have the right to approve the deductible under each policy of Tenant's liability insurance, such approval not to be unreasonably withheld.

               14.2. Form of Policies. All insurance required by this Article 14 shall be issued on an occurrence basis by solvent companies qualified to do business in the State of California. Any insurance required under this Article 14 may be maintained under a "blanket policy", insuring other parties and other locations, so long as the amount and coverage required to be provided hereunder is not thereby diminished. Tenant shall provide Landlord a copy of each policy of insurance or a certificate thereof certifying that the policies contain the provisions required hereunder. Tenant shall deliver such policies or certificates to Landlord within
(30) days after the Lease Date, but in no event less than ten (10) business days prior to the Commencement Date or such earlier date as Tenant or Tenant's contractors, agents, licensees, invitees or employees first enter the Premises and, upon renewal, not less than thirty (30) days prior to the expiration of such coverage. All evidence of insurance provided to Landlord shall provide (i) that Landlord, Landlord's managing agent and any other person requested by Landlord who has an insurable interest, is designated as an additional insured without limitation as to coverage afforded under such policy; (ii) for severability of interests or that the acts or omissions of one of the insureds or additional insureds shall not reduce or affect coverage available to any other insured or additional insured; (iii) that the insurer agrees not to cancel or alter the policy without at least thirty (30) days prior written notice to all additional insureds; (iv) that the aggregate liability applies solely to the Premises and the remainder of the Building; and (v) that Tenant's insurance is primary and noncontributing with any insurance carried by Landlord.

               14.3. Workers' Compensation Insurance. Tenant, at its sole cost and expense, shall maintain Workers' Compensation insurance as required by law and employer's liability insurance in an amount of not less than Five Hundred Thousand Dollars ($500,000).

               14.4. Additional Tenant Insurance. Tenant, at its sole cost and expense, shall maintain such other insurance as Landlord may reasonably require from time to time, but in no event may Landlord require any other insurance which is (i) not then being required of comparable tenants leasing comparable amounts of space in comparable buildings in the vicinity of the Building or (ii) not then available at commercially reasonable rates.

               14.5. Landlord's Casualty Insurance. Landlord shall, during the Term of this Lease, procure and maintain in full force and effect, at a minimum, a policy or policies of fire insurance covering the Building and the permanent tenant improvements in the Premises, with standard extended coverage, vandalism, malicious mischief and sprinkler leakage endorsements. The amount and scope of coverage of Landlord's insurance hereunder shall be determined by Landlord from time to time in its reasonable discretion based on prudent risk management practices for buildings comparable to the Building (but shall not be less than 90% of full replacement value of the Building and Tenant's permanent tenant improvements in the Premises, and shall be subject to such deductible amounts as Landlord may reasonably elect based on prudent risk management practices for buildings comparable to the Building. Landlord shall have the right to reduce or terminate any insurance or coverage called for by this Section 14.5 to the extent that any such coverage is not reasonably available in the commercial insurance industry from recognized carriers or not available at a cost which is in Landlord's judgment commercially reasonable under the circumstances.

        15. Waiver of Subrogation Rights. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant, for themselves and their respective insurers, agree to and do hereby release each other of and from any and all claims, demands, actions and causes of action that each may have or claim to have against the other for loss or damage to property, both real and personal, notwithstanding that any such loss or damage may be due to or result from the negligence of either of the parties hereto or their respective employees or agents. Each party shall, to the extent such insurance endorsement is lawfully available at commercially reasonable rates, obtain or cause to be obtained, for the benefit of the other party, a waiver of any right of subrogation which the insurer of such party may acquire against the other party by virtue of the payment of any such loss covered by such insurance.

        16.  Tenant's Waiver of Liability and Indemnification.

               16.1. Waiver and Release. Except to the extent due to the gross negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant or Tenant's employees, agents, contractors, licenses or invitees for, and Tenant waives and releases Landlord and Landlord's managing agent from, all claims for loss or damage to any property or injury, illness or death of any person in, upon or about the Premises (including claims caused in whole or in part by the act, omission, or neglect of other tenants, contractors, licensees, invitees or other occupants of the Building or their agents or employees). The waiver and release contained in this Section 16.1 extends to the officers, directors, shareholders, partners, employees, agents and representatives of Landlord.

               16.2. Indemnification of Landlord. Except to the extent due to Landlord's gross negligence or willful misconduct, Tenant shall indemnify, defend, protect and hold Landlord harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with (i) the making of any alterations, additions or other improvements made by or on behalf of Tenant during the initial improvement of the Premises pursuant to the Work Letter or any Alterations, or (ii) injury to or death of persons or damage to property occurring or resulting directly or indirectly from: (A) the use or occupancy of, or the conduct of business in, the Premises by Tenant or its subtenants or any of their respective officers, directors, employees, agents, contractors, invitees or licensees; (B) any other occurrence or condition in or on the Premises; and (C) acts, neglect or omissions of Tenant, or its subtenants or any of their respective officers, directors, employees, agents, contractors, invitees or licensees, in or about any portion of the Building. Tenant's indemnity obligation includes reasonable attorneys' fees and costs, investigation costs and other reasonable costs and expenses incurred by Landlord. If Landlord reasonably disapproves the legal counsel proposed by Tenant for the defense of any claim indemnified against hereunder, Landlord shall have the right to appoint its own legal counsel, the reasonable fees, costs and expenses of which shall be included as part of Tenant's indemnity obligation hereunder. The indemnification contained in this
Section 16.2 shall extend to the officers, directors, shareholders, partners, employees, agents and representatives of Landlord.

               16.3. Indemnification of Tenant. Landlord shall indemnify, defend, protect and hold Tenant harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with (i) any breach or default by Landlord in the performance of any of its obligations under this Lease, or (ii) Landlord's gross negligence or willful misconduct, or (iii) any loss or damage to property or injury to person occurring in the public entrances, stairways, corridors, elevators and elevator lobbies, and other public areas in the Building or the other public areas in the Building (except for such loss, damage or injury for which Tenant is obligated to indemnify Landlord under Section 16.2).

        17.  Assignment and Subletting.

               17.1. Compliance Required. Tenant shall not, directly or indirectly, voluntary or by operation of law, sell, assign or otherwise transfer this Lease, or any interest herein (collectively, "assign" or "assignment"), or sublet the Premises, or any part thereof, or permit the occupancy of the Premises by any person other than Tenant (collectively, "sublease" or "subletting", the assignee or sublessee under an assignment or sublease being referred to as a "transferee"), without Landlord's prior consent given or withheld in accordance with the express standards and conditions of this Article 17 and compliance with the other provisions of this Article 17. Any assignment or subletting made in violation of this Article 17 shall be void. As used herein, an "assignment" includes any sale or other transfer (such as by consolidation, merger or reorganization) of a majority of the voting stock of Tenant, if Tenant is a corporation, or any sale or other transfer of a majority of the beneficial interest in Tenant, if Tenant is any other form of entity. Tenant acknowledges and agrees that the limitations on Tenant's right to sublet or assign which are set forth in this Article 17 are reasonable and, in particular, that the express standards and conditions upon Tenant's right to assign or sublet which are set forth in this Article 17 are reasonable as of the Lease Date.

               17.2. Request by Tenant; Landlord Response. If Tenant desires to effect an assignment or sublease, Tenant shall submit to Landlord a request for consent together with the identity of the parties to the transaction, the nature of the transferee's proposed business use for the Premises, the proposed documentation for and terms of the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein, including certified financial information, credit reports, the business background and references regarding the transferee, and an opportunity to meet and interview the transferee. Within twenty (20) days after the later of such interview or the receipt of all such information required by Landlord, or within thirty (30) days after the date of Tenant's request to Landlord if Landlord does not request additional information or an interview, Landlord shall have the right, by notice to Tenant, to: (i) consent to the assignment or sublease, subject to the terms of this Article 17; (ii) decline to consent to the assignment or sublease; (iii) in the case of a subletting of at least one full floor of the Premises, to sublet from Tenant the portion of the Premises proposed to be sublet on the terms and conditions set forth in Tenant's request to Landlord; or (iv) in the case of an assignment, to terminate this Lease as of the date specified by Tenant as the effective date of the proposed assignment, in which event Tenant will be relieved of all unaccrued obligations hereunder as of such date, other than those obligations which survive termination of this Lease. If Landlord elects so to terminate, Tenant shall have the right, by notice to Landlord within five (5) days after Landlord's exercise of such right, to rescind its request for the proposed assignment, in which event this Lease shall not terminate and shall remain in full force and effect.

               17.3. Conditions for Landlord Approval. In the event Landlord elects not to sublet from Tenant or terminate this Lease (in whole or in part) as provided in clauses (iii) and (iv) of Section 17.2, Landlord shall not unreasonably withhold its consent to a proposed subletting or assignment by Tenant. Without limiting the grounds on which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, Tenant agrees that Landlord would be acting reasonably in withholding its consent in the following instances: (i) if Tenant is in default under this Lease; (ii) if the transferee is a governmental or quasi-governmental agency, foreign or domestic; (iii) if the transferee is an existing tenant in the Building; (iv) if, in Landlord's sole judgment, the transferee's business, use and/or occupancy of the Premises would (A) violate any of the terms of this Lease or the lease of any other tenant in the Building, or (B) not be comparable to and compatible with the types of use by other tenants in the Building, (C) fall within any category of use for which Landlord would not then lease space in the Building under its leasing guidelines and policies then in effect, (D) require any Alterations which would reduce the value of the existing leasehold improvements in the Premises, or (E) result in increased density per floor in excess of one person/200 square feet of Rentable Area, or require increased services by Landlord; (v) in the case of a sublease, it would result in more than two (2) occupancies on one floor of the Premises, including Tenant and subtenants; or (vi) if the financial condition of the transferee does not meet the requirements applied by Landlord for other tenants in the Building under leases with comparable terms, or in Landlord's reasonable judgment the business reputation of the transferee is not consistent with that of other tenants of the Building. If Landlord consents to an assignment or sublease, the terms of such assignment or sublease transaction shall not be modified without Landlord's prior written consent pursuant to this Article 17. Landlord's consent to an assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

               17.4. Costs and Expenses. As a condition to the effectiveness of any assignment or subletting under this Article 17, Tenant shall pay to Landlord a processing fee of Five Hundred Dollars ($500.00) and all reasonable costs and expenses, including reasonable attorneys' fees and disbursements, incurred by Landlord in evaluating Tenant's requests for assignment or sublease, whether or not Landlord consents to an assignment or sublease. Tenant shall pay the processing fee with Tenant's request for Landlord's consent under Section 17.2. Tenant shall also pay to Landlord all costs and expenses incurred by Landlord due to a transferee taking possession of the Premises, including freight elevator operation, security service, janitorial service and rubbish removal.

               17.5. Payment of Excess Rent and Other Consideration. Tenant shall also pay to Landlord, promptly upon Tenant's receipt thereof, *** of any and all rent, sums or other consideration, howsoever denominated, realized by Tenant in connection with any assignment or sublease transaction in excess of the Base Rent and Escalation Rent payable hereunder (prorated to reflect the Rent allocable to the portion of the Premises if a sublease), after first deducting, (i) in the case of an assignment, the unamortized actual out of pocket, third-party, costs of Alterations paid for by Tenant and actual out of pocket third party real estate commissions paid by Tenant solely in connection with such assignment, and (ii) in the case of a sublease, the actual out of pocket, third-party, cost of Alterations made to the Premises at Tenant's cost to effect the sublease, and the actual amount of any real estate commissions paid by Tenant to a third party solely in connection with such sublease, both amortized over the term of the sublease.

               17.6. Assumption of Obligations; Further Restrictions on Subletting. Each assignee shall, concurrently with any assignment, assume all obligations of Tenant under this Lease. Each sublease shall be made subject to this Lease and all of the terms, covenants and conditions contained herein; and the surrender of this Lease by Tenant, or a mutual cancellation thereof, or the termination of this Lease in accordance with its terms, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or operate as an assignment to Landlord of any or all such subleases. No sublessee (other than Landlord) shall have the right further to sublet. Any assignment by a sublessee of its sublease shall be subject to Landlord's prior consent in the same manner as a sublease by Tenant. No sublease, once consented to by Landlord, shall be modified without Landlord's prior consent. No assignment or sublease shall be binding on Landlord unless the transferee delivers to Landlord a fully executed counterpart of the assignment or sublease which contains the assumption by the assignee, or recognition by the sublessee, of the provisions of this
Section 17.6, in form and substance satisfactory to Landlord, but the failure or refusal of a transferee to deliver such instrument shall not release or discharge such transferee from the provisions and obligations of this Section 17.6, but such failure shall constitute a default by Tenant under this Lease.

               17.7. No Release. Except as expressly set forth in Section 17.7.1, no assignment or sublease shall release Tenant from its obligations under this Lease, whether arising before or after the assignment or sublease. The acceptance of Rent by Landlord from any other person shall not be deemed a waiver by Landlord of any provision of this Article 17. On a default by any assignee of Tenant in the performance of any of the terms, covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of commencing or exhausting remedies against such assignee. No consent by Landlord to any further assignments or sublettings of this Lease, or any modification, amendment or termination of this Lease, or extension, waiver or modification of payment or any other obligations under this Lease, or any other action by Landlord with respect to any assignee or sublessee, or the insolvency, or bankruptcy or default of any such assignee or sublessee, shall affect the continuing liability of Tenant for its obligations under this Lease and Tenant waives any defense arising out of or based thereon, including any suretyship defense of exoneration. Landlord shall have no obligation to notify Tenant or obtain Tenant's consent with respect to any of the foregoing matters.

                      17.7.1 Limited Release. If Tenant desires to be released from liability under this Lease arising after any assignment of this Lease, then Tenant shall so specify in any notice delivered to Landlord requesting consent to an assignment. If the proposed assignment is not to a Related Entity, then upon consummation of the assignment in accordance with the terms of this Article 17 (including the assignee's assumption of all of Tenant's obligations under this Lease), Tenant shall be released from its obligations under this Lease arising after the assignment if, and only if, the following requirements are fully satisfied: (i) the assignee executes an amendment to this Lease in a form prepared by Landlord pursuant to which Base Rent under this Lease is adjusted to equal the greater of the Base Rent then in effect, or the then fair market rent for the Premises as reasonably determined by Landlord, and (ii) the assignee satisfies the Financial Standards, defined below, as reasonably determined by Landlord. The term "Financial Standards" as used in this Section 17.1.1 shall mean that such assignee satisfies all of the following financial tests as of the date of the assignment: ***

               17.8. No Encumbrance. Notwithstanding anything to the contrary contained in this Article 17, Tenant shall have no right to encumber, pledge, hypothecate or otherwise transfer this Lease, or any of Tenant's interest or rights hereunder, as security for any obligation or liability of Tenant.

               17.9 Assignment or Sublease to Related Entity. As long as Del Monte Corporation is the Tenant in possession of the Premises and no Event of Default then exists, Tenant shall have the right, subject to the terms and conditions set forth in this Section 17.9, without the consent of Landlord, but without in any way releasing Del Monte Corporation from any of its obligations under this Lease, to (a) assign its interest in this Lease to (i) any corporation which is a successor to Tenant either by merger or consolidation, or
(ii) a purchaser of all or substantially all of Tenant's assets (provided such purchaser shall have also assumed substantially all of Tenant's liabilities), or (iii) to a corporation or other entity which shall control, be under the control of, or be under common control with Del Monte Corporation (the term "control" as used herein shall be deemed to mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation, or other majority equity and control interest if Tenant is not a corporation) (any such entity being a "Related Entity"), or (b) sublease all or any portion of the Premises to a Related Entity or Electronic Data Systems, so long as such sublease does not result in the demising of any space in the Premises. Any assignment or sublease to a Related Entity pursuant to this Section 17.9 shall be subject to the following conditions: (i) the principal purpose of such assignment or sublease is not the acquisition of Tenant's interest in this Lease (except if such assignment or sublease is made to a Related Entity and is made for a valid intra-corporate business purpose and is not made to circumvent the provisions of this Section
17), (ii) any such assignee shall have a net worth and annual income and cash flow, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, in amounts necessary to perform its duties, obligations and liabilities hereunder, as reasonably determined by Landlord, (iii) such assignment or sublease shall be subject to the terms of this Lease, including the provisions of Sections 17.6 and 17.7, and (iv) such Related Entity shall have executed all documents reasonably requested by Landlord to memorialize the foregoing. Tenant shall, within ten (10) business days after execution thereof, deliver to Landlord (A) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, (B) if applicable, evidence reasonably satisfactory to Landlord establishing compliance by the assignee with the net worth, income and cash flow requirements of clause (b)(ii) above, an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed or
(D) a duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and subtenant.

        18. Rules and Regulations. Tenant shall observe and comply, and shall cause its sublessees, employees, agents, contractors, licensees and invitees to observe and comply, with the Rules and Regulations of the Building, a copy of which are attached to this Lease as Exhibit D, and, after notice thereof, with all modifications and additions thereto from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant, or Tenant's sublessees, employees, agents, contractors, licensees or invitees, for noncompliance with any Rules and Regulations of the Building by any other tenant, sublessee, employee, agent, contractor, licensee, invitee or other occupant of the Building.

        19.  Entry of Premises by Landlord.

               19.1. Right to Enter. Upon 24 hours advance notice to Tenant (except in emergencies or in order to provide regularly scheduled or other routine Building standard services or additional services requested by Tenant, or post notices of nonresponsibility or other notices permitted or required by law when no such notice shall be required), Landlord and its authorized agents, employees, and contractors may enter the Premises at reasonable hours to: (i) inspect the same; (ii) determine Tenant's compliance with its obligations hereunder; (iii) exhibit the same to prospective purchasers, lenders or tenants;
(iv) supply any services to be provided by Landlord hereunder; (v) post notices of nonresponsibility or other notices permitted or required by law; (vi) make repairs, improvements or alterations, or perform maintenance in or to, the Premises or any other portion of the Building, including Building systems; and
(vii) perform such
other functions as Landlord deems reasonably necessary or desirable. Landlord may also grant access to the Premises to government or utility representatives and bring and use on or about the Premises such equipment as reasonably necessary to accomplish the purposes of Landlord's entry. Landlord shall use reasonable good faith efforts to effect all entries and perform all work hereunder in such manner as to minimize interference with Tenant's use and occupancy of the Premises. Landlord shall have and retain keys with which to unlock all of the doors in or to the Premises (excluding Tenant's vaults, safes and similar secure areas designated in writing by Tenant in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises, including secure areas.

               19.2. Tenant Waiver of Claims. Except for damages to persons or property caused by the gross negligence or willful misconduct of Landlord or its employees, Tenant waives any claim for damages for any inconvenience to or interference with Tenant's business, or any loss of occupancy or quiet enjoyment of the Premises, or any other loss, occasioned by any entry effected or work performed under this Article 19, and Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry or performance of such work. No entry to the Premises by Landlord or anyone acting under Landlord shall constitute a forcible or unlawful entry into, or a detainer of, the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

        20.  Default and Remedies.

               20.1. Events of Default. The occurrence of any of the following events shall constitute a default by Tenant under this Lease:

                      a. Nonpayment of Rent. Failure to pay any Rent when due.

                      b. Unpermitted Assignment. An assignment or sublease made in contravention of any of the provisions of Article 17 above.

                      c. Abandonment. Abandonment of the Premises for a continuous period in excess of five (5) business days. For purposes hereof, "abandonment" means cessation by Tenant of the conduct of its business in the Premises or removal from the Premises of the personal property, equipment and furnishings used by Tenant in its business in the Premises.

                      d. Other Obligations. Failure to perform or fulfill any other obligation, covenant, condition or agreement under this Lease.

                      e. Bankruptcy and Insolvency. A general assignment by Tenant for the benefit of creditors, any action or proceeding commenced by Tenant under any insolvency or bankruptcy act or under any other statute or regulation for protection from creditors, or any such action commenced against Tenant and not discharged within thirty (30) days after the date of commencement; the employment or appointment of a receiver or trustee to take possession of all or substantially all of Tenant's assets or the Premises; the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof; the admission by Tenant in writing of its inability to pay its debts as they become due; or the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any such proceeding against Tenant, such proceeding is not dismissed. For purposes of this Section 20.1(e), "Tenant" means Tenant and any partner of Tenant, if Tenant is a partnership, or any person or entity comprising Tenant, if Tenant is comprised of more than one person or entity, or any guarantor of Tenant's obligations, or any of them, under this Lease.

               20.2. Notice to Tenant. Upon the occurrence of any default, Landlord shall give Tenant notice thereof. Such notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by California Code of Civil Procedure Section 1161 or any similar or successor statute; and giving of such notice in the manner required by Article 28 shall replace and satisfy any service-of-notice procedures set forth in any statute, including those required by California Code of Civil Procedure Section 1162 or any similar or successor statute. If a time period is specified below for cure of such default, then Tenant may cure such default within such time period. To the fullest extent allowed by law, Tenant hereby waives any right under law now or hereinafter enacted to any other time period for cure of default.

                      a. Nonpayment of Rent. For failure to pay Rent, within five (5) days after Landlord's notice, unless Tenant has failed more than one
(1) time during any calendar year timely to pay any Rent, in which event no cure period shall apply.

                      b. Other Obligations. For failure to perform any obligation, covenant, condition or agreement under this Lease (other than nonpayment of Rent, an assignment or subletting in violation of Article 17 or Tenant's abandonment of the Premises) within ten (10) days after Landlord's notice or, if the failure is of a nature requiring more than 10 days to cure, then an additional twenty (20) days after the expiration of such 10-day period, but only if Tenant commences cure within such 10-day period and thereafter diligently pursues such cure to completion within such additional 20-day period. If Tenant has failed to perform any such obligation, covenant, condition or agreement more than two (2) times during the Term and notice of such event of default has been given by Landlord in each instance, then no cure period shall apply.

                      c. No Cure Period. No cure period shall apply for any other event of default specified in Section 20.1.

               20.3. Remedies Upon Occurrence of Default. On the occurrence of a default which Tenant fails to cure after notice and expiration of the time period for cure, if any, specified in Section 20.2 above, Landlord shall have the right either (i) to terminate this Lease and recover possession of the Premises, or (ii) to continue this Lease in effect and enforce all Landlord's rights and remedies under California Civil Code Section 1951.4 (by which Landlord may recover Rent as it becomes due, subject to Tenant's right to assign pursuant to Article 17). Landlord may store any property of Tenant located in the Premises at Tenant's expense or otherwise dispose of such property in the manner provided by law. If Landlord does not terminate this Lease, Tenant shall in addition to continuing to pay all Rent when due, also pay Landlord's costs of attempting to relet the Premises, any repairs and alterations necessary to prepare the Premises for such reletting, and brokerage commissions and attorneys' fees incurred in connection therewith, less the rents, if any, actually received from such reletting. Notwithstanding Landlord's election to continue this Lease in effect, Landlord may at any time thereafter terminate this Lease pursuant to this Section 20.3.

               20.4. Damages Upon Termination. If and when Landlord terminates this Lease pursuant to Section 20.3, Landlord may exercise all its rights and remedies available under California Civil Code Section 1951.2, including the right to recover from Tenant the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided. As used herein and in Civil Code Section 1951.2, "time of award" means either the date upon which Tenant pays to Landlord the amount recoverable by Landlord, or the date of entry of any determination, order or judgment of any court or other legally constituted body determining the amount recoverable, whichever occurs first.

               20.5. Computation of Certain Rent for Purposes of Default. For purposes of computing unpaid Rent pursuant to Section 20.4 above, Escalation Rent for the balance of the Term shall be determined by averaging the amount paid by Tenant as Escalation Rent for the calendar year prior to the year in which the default occurred (or, if the prior year is the Base Year or such default occurs during the Base Year, Escalation Rent shall be based on Landlord's operating budget for the Building for the Base Year), increasing such average amount for each calendar year (or portion thereof) remaining in the balance of the Term at a per annum compounded rate equal to the mean average rate of increase for the preceding five (5) calendar years in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index (All Urban Consumers, All Items, 1982-1984 = 100) for the Metropolitan Area of which San Francisco, California, is a part, and adding together the resulting amounts. If such Index is discontinued or revised, such computation shall be made by reference to the index designated as the successor or substitute index by the United States Department of Labor, Bureau of Labor Statistics, or its successor agency, and if none is designated, by a comparable index as determined by Landlord in its sole discretion, which would likely achieve a comparable result to that achieved by the use of the Consumer Price Index. If the base year of the Consumer Price Index is changed, then the conversion factor specified by the Bureau, or successor agency, shall be utilized to determine the Consumer Price Index.

               20.6. Landlord's Right to Cure Defaults. If Tenant fails to pay Rent (other than Base Rent and Escalation Rent) required to be paid by it hereunder, or fails to perform any other obligation under this Lease, and Tenant fails to cure such default within the applicable cure period, if any, specified in Section 20.2 above, then Landlord may, without waiving any of Landlord's rights in connection therewith or releasing Tenant from any of its obligations or such default, make any such payment or perform such other obligation on behalf of Tenant. All payments so made by Landlord, and all costs and expenses incurred by Landlord to perform such obligations, shall be due and payable by Tenant as Rent immediately upon receipt of Landlord's demand therefor.

               20.7. Remedies Cumulative. The rights and remedies of Landlord under this Lease are cumulative and in addition to, and not in lieu of, any other rights and remedies available to Landlord at law or in equity. Landlord's pursuit of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other right or remedy.

        21.  Subordination, Attornment and Nondisturbance.

               21.1. Subordination and Attornment. This Lease and all of Tenant's rights hereunder shall be subordinate to any ground lease or underlying lease, and the lien of any mortgage, deed of trust, or any other security instrument now or hereafter affecting or encumbering the Building, or any part thereof or interest therein, and to any and all advances made on the security thereof or Landlord's interest therein, and to all renewals, modifications, consolidations, replacements and extensions thereof (an "encumbrance", the holder of the beneficial interest thereunder being referred to as an "encumbrancer"). An encumbrancer may, however, subordinate its encumbrance to this Lease, and if an encumbrancer so elects by notice to Tenant, this Lease shall be deemed prior to such encumbrance. If any encumbrance to which this Lease is subordinate is foreclosed, or a deed in lieu of foreclosure is given to the encumbrancer thereunder, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; and if any encumbrance consisting of a ground lease or underlying lease to which this Lease is subordinate is terminated, Tenant shall attorn to the lessor thereof. Tenant shall execute, acknowledge and deliver in the form requested by Landlord or any encumbrancer, any documents required to evidence or effectuate the subordination hereunder, or to make this Lease prior to the lien of any encumbrance, or to evidence such attornment. Landlord shall use reasonable efforts to obtain a reasonable non-disturbance agreement from the existing lender of the Building; provided, however, that Tenant shall have no right to terminate the Lease or exercise any other remedies if Landlord fails to obtain such non-disturbance agreement.

               21.2. Nondisturbance. If any encumbrance to which this Lease is subordinate is foreclosed, or a deed in lieu of foreclosure is given to the encumbrancer thereunder, or if any encumbrance consisting of a ground lease or underlying lease to which this Lease is subordinate is terminated, this Lease shall not terminate, and the rights and possession of Tenant under this Lease shall not be disturbed if (i) no default by Tenant then exists under this Lease;
(ii) Tenant attorns to the purchaser, grantee, or successor lessor as provided in Section 21.1 above or, if requested, enters into a new lease for the balance of the Term upon the same terms and provisions contained in this Lease; and
(iii) Tenant enters into a written agreement in a form reasonably acceptable to such encumbrancer with respect to subordination, attornment and non-disturbance.

        22.  Sale or Transfer by Landlord; Lease Non-Recourse.

               22.1. Release of Landlord on Transfer. Landlord may at any time transfer, in whole or in part, its right, title and interest under this Lease and in the Building, or any portion thereof. If the original Landlord hereunder, or any successor to such original Landlord, transfers (by sale, assignment or otherwise) its right, title or interest in the Building, all liabilities and obligations of the original Landlord or such successor under this Lease accruing after such transfer shall terminate, the original Landlord or such successor shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant shall attorn to each such new owner.

               22.2. Lease Nonrecourse to Landlord. Landlord shall in no event be personally liable under this Lease, and Tenant shall look solely to Landlord's interest in the Building, for recovery of any damages for breach of this Lease by Landlord or on any judgment in connection therewith. None of the persons or entities comprising or representing Landlord (whether partners, shareholders, officers, directors, trustees, employees, beneficiaries, agents or otherwise) shall ever be personally liable under this Lease or liable for any such damages or judgment and Tenant shall have no right to effect any levy of execution against any assets of such persons or entities on account of any such liability or judgment. Any lien obtained by Tenant to enforce any such judgment, and any levy of execution thereon, shall be subject and subordinate to all encumbrances as specified in Article 21 above.

        23.  Estoppel Certificate.

               23.1. Procedure and Content. From time to time, and within ten
(10) days after written notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate as specified by Landlord certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and identifying each modification); (ii) the Commencement Date and Expiration Date; (iii) that Tenant has accepted the Premises (or the reasons Tenant has not accepted the Premises), and if Landlord has agreed to make any alterations or improvements to the Premises, that Landlord has properly completed such alterations or improvements (or the reasons why Landlord has not done so); (iv) the amount of the Base Rent and current Escalation Rent, if any, and the date to which such Rent has been paid; (v) that Tenant has not committed any event of default, except as to any events of default specified in the certificate, and whether there are any existing defenses against the enforcement of Tenant's obligations under this Lease; (vi) that no default of Landlord is claimed by Tenant, except as to any defaults specified in the certificate; and (vii) such other matters as may be requested by Landlord.

               23.2. Effect of Certificate. Any such certificate may be relied upon by any prospective purchaser of any part or interest in the Building or encumbrancer (as defined in Section 21.1) and, at Landlord's request, Tenant shall deliver such certificate to Landlord and/or to any such entity and shall agree to such notice and cure provisions and such other matters as such entity may reasonably require. In addition, at Landlord's request, Tenant shall provide to Landlord for delivery to any such entity such information, including financial information, that may reasonably be requested by any such entity. Any such certificate shall constitute a waiver by Tenant of any claims Tenant may have in contravention to the information contained in such certificate and Tenant shall be estopped from asserting any such claim. If Tenant fails or refuses to give a certificate hereunder within the time period herein specified, then the information contained in such certificate as submitted by Landlord shall be deemed correct for all purposes, but Landlord shall have the right to treat such failure or refusal as a default by Tenant.

               23.3 Landlord's Estoppel Certificate. If Tenant is required by an unaffiliated third party to produce an estoppel certificate, Landlord shall, within thirty (30) days after Tenant's request, execute and deliver to Tenant an estoppel certificate in favor of Tenant and such other persons as Tenant shall reasonably request, setting forth the following: (a) the Commencement Date and the Expiration Date; (b) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (c) that all conditions under this Lease to be performed by Tenant have, to Landlord's knowledge, been satisfied, or, in the alternative, those claimed by Landlord to be unsatisfied; (d) that, to Landlord's knowledge, no defenses or offsets exist against the enforcement of this Lease by Landlord, or in the alternative, those claimed by Landlord; (e) that the amount of advance Rent, if any (or none if such is the case), has been paid by Tenant; (f) the date to which rent has been paid; and (g) such other information as Tenant may reasonably request.

        24. No Light, Air, or View Easement. Nothing contained in this Lease shall be deemed, either expressly or by implication, to create any easement for light and air or access to any view. Any diminution or shutting off of light, air or view to or from the Premises by any structure which now exists or which may hereafter be erected, whether by Landlord or any other person, shall in no way affect this Lease or Tenant's obligations hereunder, entitle Tenant to any reduction of Rent, or impose any liability on Landlord.

        25. Holding Over. No holding over by Tenant shall operate to extend the Term. If Tenant remains in possession of the Premises after expiration or termination of this Lease, unless otherwise agreed by Landlord in writing, then
(i) Tenant shall become a tenant at sufferance upon all the applicable terms and conditions of this Lease, except that Base Rent shall be increased to equal 150% of the Base Rent then in effect; (ii) Tenant shall indemnify, defend, protect and hold harmless Landlord, and any tenant to whom Landlord has leased all or part of the Premises, from any and all liability, loss, damages, costs or expense (including loss of Rent to Landlord or additional rent payable by such tenant and reasonable attorneys' fees) suffered or incurred by either Landlord or such tenant resulting from Tenant's failure timely to vacate the Premises; and (iii) such holding over by Tenant shall constitute a default by Tenant.

        26.  Security Deposit.

               26.1 Initial Security Deposit. If so specified in the Basic Lease Information, Tenant shall deposit with Landlord, in cash, the Security Deposit on a date sixty (60) days before the Possession Date (as reasonably determined by Landlord). At Tenant's option, the Security Deposit may be in the form of an unconditional, clean, irrevocable, standby letter of credit ("L-C"). The Security Deposit shall be held by Landlord as security for the performance by Tenant of all its obligations under this Lease. If Tenant fails to pay any Rent due hereunder, or otherwise commits a default with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any such Rent or for the payment of any other amounts expended or incurred by Landlord by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may incur thereby (and in this regard Tenant hereby waives the provisions of California Civil Code Section 1950.7(c) and any similar or successor statute providing that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises). Exercise by Landlord of its rights hereunder shall not constitute a waiver of, or relieve Tenant from any liability for, any default. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall, within ten (10) days after demand by Landlord, deposit cash, or an L-C (in accordance with the provisions of this Section 26.1) at Tenant's option, with Landlord in an amount sufficient to restore the Security Deposit to its full amount. If Tenant performs all of Tenant's obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without interest, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest under this Lease) within thirty (30) days after the later of (i) the date of expiration or earlier termination of this Lease, or (ii) vacation of the Premises by Tenant if the Premises has been left in the condition specified by this Lease. Landlord's receipt and retention of the Security Deposit shall not create any trust or fiduciary relationship between Landlord and Tenant and Landlord need not keep the Security Deposit separate from its general accounts. Upon termination of the original Landlord's (or any successor owner's) interest in the Premises, the original Landlord (or such successor) shall be released from further liability with respect to the Security Deposit upon the original Landlord's (or such successor's) compliance with California Civil Code Section 1950.7(d), or successor statute.

               26.2 Release Provisions. ***



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

        26.3 Letter of Credit Provisions. If at any time Tenant elects to deposit an L-C as the Security Deposit, the L-C shall be issued by a bank reasonably acceptable to Landlord, shall be issued for a term of at least twelve
(12) months, shall be unconditional, clean and irrevocable, and shall be in a form and with such content reasonably acceptable to Landlord. The L-C shall be payable on sight with the bearer's draft. The L-C shall state that it shall be payable against sight drafts presented by Landlord, accompanied by Landlord's statement that said drawing is in accordance with the terms and conditions of this Lease; no other document or certification from Landlord shall be required to negotiate the L-C. Landlord may designate any bank as Landlord's advising bank for collection purposes and any sight drafts for the collection of the L-C may be presented by the advising bank on Landlord's behalf. Tenant shall either replace the expiring L-C with an L-C in an amount equal to the original L-C or renew the expiring L-C, in any event no later than thirty (30) days prior to the expiration of the term of the L-C then in effect. If Tenant fails to deposit a replacement L-C or renew the expiring L-C, Landlord shall have the right to draw upon the expiring L-C for the full amount thereof and hold the same as the Security Deposit; provided, however, that if Tenant provides a replacement L-C that meets the requirements of this Section 26, then Landlord shall return to Tenant promptly in cash that amount of the L-C that had been drawn upon by Landlord. The fee for the maintenance of the L-C shall be at Tenant's sole cost and expense. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. The L-C shall be transferable to any of the following parties: (i) any secured or unsecured lender of Landlord, (ii) any assignee, successor, transferee or other purchaser of all or any portion of the Building, or any interest in the Building, (iii) any partner, shareholder, member or other direct or indirect beneficial owner in Landlord (to the extent of, and in connection with an assignment of, their interest in the Lease). Further, in the event of any sale, assignment or transfer by the Landlord of its interest in the Premises or the Lease, Landlord shall have the right to assign or transfer the L-C to its grantee, assignee or transferee and in the event of any sale, assignment or transfer; the landlord so assigning or transferring the L-C shall have no liability to the Tenant for the return of the L-C, and Tenant shall look solely to such grantee, assignee or transferee for such return. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C, and such use, application or retention shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

        27. Waiver. Failure of Landlord to declare a default by Tenant upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare such default at any time after its occurrence. To be effective, a waiver of any provision of this Lease, or any default, shall be in writing and signed by the waiving party. Any waiver hereunder shall not be deemed a waiver of subsequent performance of any such provision or subsequent defaults. The subsequent acceptance of Rent hereunder, or endorsement of any check by Landlord, shall not be deemed to constitute an accord and satisfaction or a waiver of any preceding default by Tenant, except as to the particular Rent so accepted, regardless of Landlord's knowledge of the preceding default at the time of acceptance of the Rent. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Premises by Landlord before the Expiration Date shall constitute a waiver of any provision of this Lease or of any default, or operate as a surrender of this Lease.

        28. Notices and Consents; Tenant's Agent for Service. All notices, approvals, consents, demands and other communications from one party to the other given pursuant to this Lease shall be in writing and shall be made by personal delivery, by use of a reputable overnight courier service or by deposit in the United States mail, certified, registered or Express, postage prepaid and return receipt requested. Notices shall be addressed if to Landlord, to Landlord's Address, and if to Tenant, to Tenant's Address. Landlord and Tenant may each change their respective Addresses from time to time by giving written notice to the other of such change in accordance with the terms of this Article 28, at least ten (10) days before such change is to be effected. Any notice given in accordance with this Article 28 shall be deemed to have been given (i) on the date of personal delivery or (ii) on the earlier of the date of delivery or attempted delivery (as shown by the return receipt or other delivery record) if sent by courier service or mailed.

        29. Tenant's Authority. Tenant, and each of the persons executing this Lease on behalf of Tenant, represent and warrant that (i) Tenant is a duly formed, authorized and existing corporation, partnership or trust (as the case may be), (ii) Tenant is qualified to do business in California, (iii) Tenant has the full right and authority to enter into this Lease and to perform all of Tenant's obligations hereunder, and (iv) each person signing on behalf of Tenant is authorized to do so. Tenant shall deliver to Landlord, upon Landlord's request, such certificates, resolutions, or other written assurances authorizing Tenant's execution and delivery of this Lease, and such financial information regarding Tenant and its constituent members, as requested by Landlord from time to time or at any time in order for Landlord to assess Tenant's then authority and/or ability to meet its obligations under this Lease.

        30. Automobile Parking. There shall be no parking provided to Tenant in the Building or at any other location except as set forth in this Section 30. Pursuant to the terms of an "Annex Lease", Landlord currently has the right to use a certain number of parking spaces (currently 39) located within and outside the One market Tower project adjacent to the Building (as such number of spaces increase or decrease, the "Landlord Parking Rights"). For as long as Landlord maintains the Landlord Parking Rights Landlord shall provide to Tenant, at market rate costs to be paid by Tenant to Landlord, Tenant's Percentage Share of the Landlord Parking Rights; provided that Tenant shall be entitled to a minimum of four (4) parking spaces within the One Market Tower project as part of Tenant's Percentage Share for as long as Landlord has parking rights pursuant to the Annex lease to at least four (4) spaces therein. If Landlord's Parking Rights to spaces within One Market Tower decreases below four (4), then Tenant shall be entitled to use all Landlord's Parking Rights spaces available to Landlord within the One Market Tower project.

        31. Tenant to Furnish Financial Statements. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly deliver to Landlord, from time to time, upon Landlord's written request, financial statements (including a balance sheet and statement of income and expenses on an annualized basis) reflecting Tenant's then current financial condition; provided, however, that so long as Tenant is a company publicly traded on The New York Stock Exchange or NASDAQ, then Tenant shall only be obligated to provide to Landlord financial statements that are generally available to the public. Such statements shall be delivered to Landlord within fifteen (15) days after Tenant's receipt of Landlord's request. Tenant represents and warrants that all financial statements, records, and information furnished by Tenant to Landlord in connection with this Lease are and shall be true, correct and complete in all respects.

        32. Tenant's Signs. Except as expressly provided in this Section 32, without Landlord's prior consent, which Landlord may withhold in its sole discretion, Tenant shall not place on the Premises or on the Building any exterior signs nor any interior signs that are visible from the exterior of the Premises or Building. Tenant shall pay all costs and expenses relating to any such sign approved by Landlord, including without limitation, the cost of the installation and maintenance of the sign. On the date of expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, shall remove all signs and repair any damage caused by such removal. Subject to obtaining Landlord's prior written consent as to size, design and location, which consent shall not be unreasonably withheld, Tenant shall have the right to place in the ground floor of the Building a sign 25% larger in size than the lobby signage of any other tenant in the Building, and no more than Tenant and one other tenant shall be entitled to signage in the lobby of the Building (other than signage in the Building Directory); provided, however, that if any other tenant in the Building occupies premises more than 25% larger than the Premises, then such tenant shall have the right to maintain a sign in the ground floor of the Building equal in size to Tenant's signage in the ground floor of the Building.

        33. Miscellaneous.

               33.1. No Joint Venture. This Lease does not create any partnership or joint venture or similar relationship between Landlord and Tenant.

               33.2. Successors and Assigns. Subject to the provisions of
Article 17 regarding assignment, all of the provisions, terms, covenants and conditions contained in this Lease shall bind, and inure to the benefit of, the parties and their respective successors and assigns.

               33.3. Construction and Interpretation. The words "Landlord" and "Tenant" include the plural as well as the singular. If there is more than one person comprising Tenant, the obligations under this Lease imposed on Tenant are joint and several. References to a party or parties refers to Landlord or Tenant, or both, as the context may require. The captions preceding the Articles, Sections and subsections of this Lease are inserted solely for convenience of reference and shall have no effect upon, and shall be disregarded in connection with, the construction and interpretation of this Lease. Use in this Lease of the words "including", "such as", or words of similar import when following a general matter, shall not be construed to limit such matter to the enumerated items or matters whether or not language of nonlimitation (such as "without limitation") is used with reference thereto. All provisions of this Lease have been negotiated at arm's length between the parties and after advice by counsel and other representatives chosen by each party and the parties are fully informed with respect thereto. Therefore, this Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof, or by reason of the status of the parties as Landlord or Tenant, and the provisions of this Lease and the Exhibits hereto shall be construed as a whole according to their common meaning in order to effectuate the intent of the parties under the terms of this Lease.

               33.4. Severability. If any provision of this Lease, or the application thereof to any person or circumstance, is determined to be illegal, invalid or unenforceable, the remainder of this Lease, or its application to persons or circumstances other than those as to which it is illegal, invalid or unenforceable, shall not be affected thereby and shall remain in full force and effect, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under the circumstances, or would frustrate the purposes of this Lease.

               33.5. Entire Agreement; Amendments. This Lease, together with the Exhibits hereto and any Addenda identified on the Basic Lease Information, contains all the representations and the entire agreement between the parties with respect to the subject matter hereof and any prior negotiations, correspondence, memoranda, agreements, representations or warranties are replaced in total by this Lease, the Exhibits hereto and such Addenda. Neither Landlord nor Landlord's agents have made any warranties or representations with respect to the Premises or any other portion of the Building, except as expressly set forth in this Lease. This Lease may be modified or amended only by an agreement in writing signed by both parties.

               33.6. Governing Law. This Lease shall be governed by and construed pursuant to the laws of the State of California.

               33.7. Litigation Expenses. If either party brings any action or proceeding against the other (including any cross-complaint, counterclaim or third party claim) to enforce or interpret this Lease or otherwise arising out of this Lease, the prevailing party in such action or proceeding shall be entitled to its costs and expenses of suit, including reasonable attorneys' fees and accountants' fees.

               33.8. Standards of Performance and Approvals. Unless otherwise provided in this Lease, (i) each party shall act in a reasonable manner in exercising or undertaking its rights, duties and obligations under this Lease and (ii) whenever approval, consent or satisfaction (collectively, an "approval") is required of a party pursuant to this Lease or an Exhibit hereto, such approval shall not be unreasonably withheld or delayed. Unless provision is made for a specific time period, approval (or disapproval) shall be given within thirty (30) days after receipt of the request for approval. Nothing contained in this Lease shall, however, limit the right of a party to act or exercise its business judgment in a subjective manner with respect to any matter as to which it has been (A) specifically granted such right, (B) granted the right to act in its sole discretion or sole judgment, or (C) granted the right to make a subjective judgment hereunder, whether "objectively" reasonable under the circumstances and any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing implied by law to be part of this Lease. The parties have set forth in this Lease their entire understanding with respect to the terms, covenants, conditions and standards pursuant to which their obligations are to be judged and their performance measured, including the provisions of Article 17 with respect to assignments and sublettings.

               33.9. Brokers. Landlord shall pay to Landlord's Broker as specified in the Basic Lease Information of this Lease, a commission in connection with such Broker's negotiation of this Lease pursuant to a separate agreement or agreements between Landlord and such Broker. Landlord's Broker shall pay a commission to Tenant's Broker pursuant to a separate agreement. Other than such Brokers, Landlord and Tenant each represent and warrant to the other that no broker, agent, or finder has procured or was involved in the negotiation of this Lease and no such broker, agent or finder is or may be entitled to a commission or compensation in connection with this Lease. Landlord and Tenant shall each indemnify, defend, protect and hold the other harmless from and against any and all liability, loss, damages, claims, costs and expenses (including reasonable attorneys' fees) resulting from claims that may be asserted against the indemnified party in breach of the foregoing warranty and representation.

               33.10. Memorandum of Lease. Tenant shall, upon request of Landlord, execute, acknowledge and deliver a short form memorandum of this Lease (and any amendment hereto) in form suitable for recording. In no event shall this Lease or any memorandum thereof be recorded by Tenant.

               33.11. Quiet Enjoyment. Upon paying the Rent and performing all its obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities claiming by or through Landlord, subject, however, to the provisions of this Lease and any encumbrances as specified in Article 21.

               33.12. Surrender of Premises. Upon the Expiration Date or earlier termination of this Lease, Tenant shall quietly and peacefully surrender the Premises to Landlord in the condition specified in Article 9 above. On or before the Expiration Date or earlier termination of this Lease, Tenant shall remove all of its personal property from the Premises and repair at its cost and expense all damage to the Premises or Building caused by such removal. All personal property of Tenant not removed hereunder shall be deemed, at Landlord's option, to be abandoned by Tenant and Landlord may store such property in Tenant's name at Tenant's expense and/or dispose of the same in any manner permitted by law.

               33.13. Building Directory. Landlord shall reserve on the Building directory up to the number of Building Directory Spaces specified on the Basic Lease Information for purposes of identifying Tenant's name, divisions and/or principal employees. All costs for the initial strip of names shall be borne by Landlord and all costs for replacement of such strips shall be borne by Tenant.

               33.14. Name of Building; Address. Tenant shall not use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises. Tenant shall, in connection with all correspondence, mail or deliveries made to or from the Premises, use the official Building address specified from time to time by Landlord.

               33.15. Exhibits. The Exhibits specified in the Basic Lease Information are by this reference made a part hereof.

               33.16. Time of the Essence. Time is of the essence of this Lease and of the performance of each of the provisions contained in this Lease.

               IN WITNESS WHEREOF, the parties have executed this Lease as of the Lease Date.

LANDLORD:

TMG/ONE MARKET, L.P.,
A Delaware limited partnership

By: Martin/One Market LLC,
    A California limited liability company
    Its General Partner

     By: The Martin Group of Companies, Inc.,
            A California corporation
            Its Managing Member

     By:  /s/
          -------------------------
     Its:
          -------------------------


CROSSMARKET, LLC
A Nevada limited liability company

By: Martin/Crossman, LLC
    A California limited liability company
    Its: managing member

    By:  /s/
         --------------------------
         Michael A. Covarrubias
         Managing Member

TENANT:

DEL MONTE CORPORATION,
A New York corporation

    By:  /s/
         --------------------------
    Its:
         --------------------------


    By:  /s/
         --------------------------
    Its:
         --------------------------